UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Arena Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

April 27, 2012

Dear Arena Stockholder:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and proxy statement and report on Arena’s business. You will also have an opportunity to ask questions.

If you would like directions to our offices, please visit our website at www.arenapharm.com, where you will find directions and a map locator under “contact us.” For further information about the Annual Meeting, please call 858.453.7200 and ask for Investor Relations.

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in Arena.

Sincerely,

Jack Lief Chairman, President and Chief Executive Officer

6166 Nancy Ridge Drive, San Diego, CA 92121

Notice of Annual Meeting of Stockholders

To be held on June 15, 2012

ARENA PHARMACEUTICALS, INC.

6166 Nancy Ridge Drive

San Diego, CA 92121

April 27, 2012

To the Stockholders of Arena Pharmaceuticals, Inc.:

The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121, for the following purposes, which are more fully described in the proxy statement accompanying this notice:

1.	To elect the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;

3.	To approve the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan;

4.	To approve the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended;

5.	To approve an amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares from 250.0 million to 375.0 million and the number of authorized shares of common stock from 242.5 million to 367.5 million;

6.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2012, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy card will save us the expense and extra work of additional solicitation. You may return your proxy card in the enclosed envelope, which does not require postage if mailed in the United States. You may also vote by telephone or the Internet pursuant to the instructions that accompanied your proxy card. Sending in your proxy card or voting by telephone or the Internet will not prevent you from voting at the Annual Meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of our Board of Directors

Steven W. Spector

Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 15, 2012	1
Information Concerning Solicitation and Voting	1
General	1
Questions and Answers About these Proxy Materials and Voting	1
Election of Directors (Proposal 1)	7
Nominees and Election Process	7
Business Experience of Nominees	7
Director Independence	10
Corporate Governance Guidelines	11
Board Leadership Structure; Lead Independent Director	11
Board’s Role in Risk Oversight	12
Annual Performance Evaluations; Assessment of Charters; Director Education	12
Code of Business Conduct and Ethics	13
Non-employee Director Meetings	13
Director Meeting Attendance	13
Term Limits	14
Board Standing Committees	14
Stockholder Director Recommendations	17
Stockholder Communications with our Board of Directors	17
Compensation Committee Interlocks and Insider Participation	18
Certain Relationships and Related Transactions	18
Advisory Vote on Executive Compensation (Proposal 2)	18
Approval of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (Proposal 3)	19
Summary of the 2012 Long-Term Incentive Plan	20
Approval of the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as Amended (Proposal 4)	29
Participation in the Amended 2009 ESPP	29
Description of the Amended 2009 ESPP	29
Approval of an Amendment to Our Fifth Amended and Restated Certificate of Incorporation, as Amended, to Increase Authorized Shares of Stock (Proposal 5)	32
Securities authorized for issuance under equity compensation plans	33
Compensation and Other Information Concerning Executive Officers, Directors and Certain Stockholders	33
Security Ownership of Certain Beneficial Owners and Management	33
Executive Officers	35
Compensation Discussion and Analysis	36
Executive Summary	36
Executive Officer Compensation Philosophy, Objectives and Development	37
Clawback Policy	38
Elements of Our Compensation Program	38
Tax Considerations	45
Compensation Committee Report	45
Summary Compensation Table for Fiscal Years Ended December 31, 2011, 2010 and 2009	46
Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2011	47
Outstanding Equity Awards at Fiscal Year Ended December 31, 2011	48
Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2011	49
Nonqualified Deferred Compensation Table for Fiscal Year Ended December 31, 2011	49
Potential Post-Employment Payments Table as of Fiscal Year Ended December 31, 2011	50

ARENA PHARMACEUTICALS, INC.

6166 Nancy Ridge Drive

San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS

To Be Held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time)

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting

to Be Held on June 15, 2012

The proxy statement and annual report to security holders are available on the home page of our website at www.arenapharm.com.

Information Concerning Solicitation and Voting

In this proxy statement, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

General

The enclosed proxy is solicited on behalf of our Board of Directors for use at our 2012 Annual Meeting of Stockholders, or 2012 Annual Meeting, which is to be held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time), or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. Our 2012 Annual Meeting will be held at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121.

This proxy statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and our Annual Report to Stockholders, are first being mailed on or about April 27, 2012, to all stockholders of record at the close of business on April 17, 2012, or the Record Date.

Questions and Answers About these Proxy Materials and Voting

Q:	Why am I receiving these materials?

A:	You are receiving these proxy materials because our Board of Directors is soliciting your proxy to vote at our 2012 Annual Meeting (or at any adjournments or postponements thereof) which is to be held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time). As a stockholder, you are requested to vote on the proposals described in this proxy statement. You are invited to attend our 2012 Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

Q:	How can I attend our 2012 Annual Meeting?

A:

Our 2012 Annual Meeting will be held on Friday, June 15, 2012, at 9:00 a.m. (Pacific Time) at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. Directions to our 2012 Annual Meeting may be found at www.arenapharm.com, where you will find directions and a map locator under “contact us.” For further information about our 2012 Annual Meeting, please call 858.453.7200 and ask for Investor Relations. Information on how to vote in person at our 2012 Annual Meeting is discussed below.

Q:	Who can vote at our 2012 Annual Meeting?

A:	Each person who owns or has the right to vote shares of our common stock as of the Record Date has the right to vote at our 2012 Annual Meeting. Each share of our common stock is entitled to one vote. As of the Record Date, there were 181,500,778 shares of our common stock outstanding.

Stockholder of Record: Shares Registered in Your Name.

If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at our 2012 Annual Meeting or vote by proxy. Whether or not you plan to attend our 2012 Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at our 2012 Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend our 2012 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at our 2012 Annual Meeting unless you obtain a legal proxy from your bank, broker or other agent.

Q:	What is the proxy card?

A:	The proxy card enables you to appoint Jack Lief, our Chairman, President and Chief Executive Officer, and Steven W. Spector, our Executive Vice President, General Counsel and Secretary, as your representatives at our 2012 Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Lief and Mr. Spector, or each of them, to vote your shares at the meeting as described on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q:	What am I voting on?

A:	We are asking you to vote on the following proposals:

1.	Election of the nine nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with rules of the Securities and Exchange Commission, or SEC;

3.	Approval of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan;

4.	Approval of the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended;

5.	Approval of an amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares from 250.0 million to 375.0 million and the number of authorized shares of common stock from 242.5 million to 367.5 million;

6.	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012; and

7.	Such other proposals as may properly come before the meeting or any adjournment or postponement thereof.

Q:	How do I vote?

A:	Stockholder of Record: Shares Registered in Your Name.

BY MAIL: Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope, which does not require postage if mailed in the United States. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct, or in the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at our 2012 Annual Meeting that is not on the proxy card.

If you return a signed and dated proxy card, but do not mark your voting instructions on the proxy card, your shares will be voted as follows: “FOR” the nine named nominees as directors; “FOR” the approval, on an advisory basis, of the compensation of our named executive officers; “FOR” the approval of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan; “FOR” the approval of the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended; “FOR” the approval of the proposed amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended; “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2012; and according to the best judgment of Mr. Lief or Mr. Spector if a proposal that is not on the proxy card comes up for a vote at our 2012 Annual Meeting.

BY TELEPHONE: Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card. Your vote must be received before 11:00 p.m. (Pacific Time) on June 14, 2012, to be counted.

BY INTERNET: Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. Your vote must be received before 11:00 p.m. (Pacific Time) on June 14, 2012, to be counted.

IN PERSON: We will pass out written ballots to anyone who wants to vote in person at our 2012 Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other agent in order to vote at our 2012 Annual Meeting.

A:	Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions you received from that organization to ensure that your vote is counted. Please contact that organization if you did not receive a proxy card or voting instructions.

To vote in person at our 2012 Annual Meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with these proxy materials, or contact such agent to obtain a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	What does it mean if I receive more than one proxy card?

A:	It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all proxy cards you receive to ensure that all of your shares are voted.

Q:	Can I change my vote after submitting my proxy?

A:	Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at our 2012 Annual Meeting by: (i) signing a proxy card with a later date and returning it before the polls close at our 2012 Annual Meeting, (ii) voting by telephone or the Internet before 11:00 p.m. (Pacific Time) on June 14, 2012 (your latest telephone or Internet vote is counted), (iii) returning a written notice before the polls close at our 2012 Annual Meeting that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending our 2012 Annual Meeting will not, by itself, revoke your proxy.

A:	Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.

If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.

Q:	How many shares must be present to hold our 2012 Annual Meeting?

A:	To hold our 2012 Annual Meeting and conduct business, the holders of a majority of our outstanding common stock as of the Record Date must be present, either in person or represented by proxy, at our 2012 Annual Meeting. This is called a quorum.

A stockholder’s shares are counted towards a quorum if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy (including voting by telephone or the Internet).

Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum at our 2012 Annual Meeting.

Q:	What are broker non-votes?

A:	Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting authority under the rules of the New York Stock Exchange, or NYSE, or otherwise to vote the shares for a particular proposal. The bank, broker or other agent can register your shares as being present at a meeting for purposes of determining the presence of a quorum, but will not be able to vote on those items for which specific authorization is required under the rules of the NYSE.

Q:	When do brokers have discretionary voting authority to vote my shares without my instruction?

A:

If you are a beneficial owner whose shares are held of record by a bank, broker or other agent, such entity has discretionary voting authority, under the rules of the NYSE, to vote your shares on certain routine matters for which it does not receive voting instructions from you by the 10th day before the meeting. For example, such entity has discretionary voting authority with regard to the proposed amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended (Proposal 5) and the ratification of the appointment of KPMG LLP (Proposal 6).

The election of directors (Proposal 1), the say-on-pay vote (Proposal 2), and the votes on our equity compensation plans (Proposals 3 and 4) are not considered routine.

When a proposal is not a routine matter and the entity holding the shares has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the entity cannot vote the shares on that proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	How many votes must the nominees receive to be elected as directors?

A:	Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at our 2012 Annual Meeting and entitled to vote. This means that the nine nominees receiving the highest number of votes “FOR” election will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome.

Q:	How many votes must be received to approve the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules?

A:	A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

Q:	How many votes must be received to approve the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan?

A:	A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

Q:	How many votes must be received to approve the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended?

A:	A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

Q:	How many votes must be received to approve the amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended?

A:	A majority of the shares of common stock outstanding must vote “FOR” approval. Abstentions and broker non-votes will have the same effect as a vote “AGAINST.”

Q:	How many votes must be received to ratify the appointment of KPMG LLP as Arena’s independent auditors for the fiscal year ending December 31, 2012?

A:	A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect on the outcome.

Q:	What if another matter is properly brought before our 2012 Annual Meeting?

A:	Our Board of Directors knows of no other matters that will be presented for consideration at our 2012 Annual Meeting. If any other matters are properly brought before our 2012 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How are votes counted?

A:	Votes will be counted by the inspector or inspectors of election appointed for our 2012 Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and, with respect to other proposals, votes “FOR,” “AGAINST,” “ABSTAIN,” and, if applicable, broker non-votes.

With respect to the proposal to approve the amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended, broker non-votes, if any, will have the same effect as a vote “AGAINST” such proposal. Broker non-votes will not affect the outcome of the voting on any of the other proposals described in this proxy statement.

Voting results are tabulated and certified by our transfer agent, Computershare Trust Company, N.A.

Q:	Who will bear the cost of soliciting votes for our 2012 Annual Meeting?

A:	We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Original solicitation of proxies by mail may be supplemented by other mailings, telephone calls, personal solicitation, or use of the Internet by our directors, officers, other employees or, if we choose to engage one, an independent proxy solicitation firm. No additional compensation will be paid to our directors, officers or other employees for such services, and in the event we engage such a proxy solicitation firm, the fees paid by us would not likely exceed $20,000.

Q:	How can I find out the results of the voting at our 2012 Annual Meeting?

A:	Preliminary voting results will be announced at our 2012 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after our 2012 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after our 2012 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	How can I obtain the company’s corporate governance information?

A:	Our website is www.arenapharm.com and we have included various corporate governance materials under the “Investors” tab. Included in such information are the charters of our Board of Directors’ standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Also included under that tab are our Board of Directors’ Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints.

Election of Directors (Proposal 1)

Nominees and Election Process

The persons named in the below table are nominees for director at our 2012 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be determined by a resolution of our Board of Directors.

All of the nominees for director at our 2012 Annual Meeting were elected at our 2011 Annual Meeting of Stockholders and were recommended by the Corporate Governance and Nominating Committee for election to our Board of Directors at our 2012 Annual Meeting. Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the annual meeting and entitled to vote. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of our 2012 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by our Board of Directors, unless our Board reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve.

Following is information, as of March 31, 2012, regarding the nominees for director at our 2012 Annual Meeting. Such information includes biographical and other information about the nominees, including information concerning the particular experience, qualifications, attributes or skills that led our Board of Directors and the Corporate Governance and Nominating Committee to conclude that the nominees should serve as our directors.

Name	Positions and Offices Held	Year First Elected or Appointed Director	Age
Jack Lief	Chairman, President and Chief Executive Officer	1997	66
Dominic P. Behan, Ph.D.	Executive Vice President, Chief Scientific Officer and Director	2000	48
Donald D. Belcher	Director	2003	73
Scott H. Bice	Director	2003	69
Harry F. Hixson, Jr., Ph.D.	Director	2004	73
Tina S. Nova, Ph.D.	Director	2004	58
Phillip M. Schneider	Director	2007	55
Christine A. White, M.D.	Director	2006	60
Randall E. Woods	Director	2007	60

Business Experience of Nominees

Jack Lief is a co-founder of Arena and has served as a director and our President and Chief Executive Officer since April 1997. Mr. Lief has also served as the Chairman of our Board of Directors since October 2007. Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations from 1995 to April 1997; as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company, from 1989 to 1994; as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products, from 1983 to 1989; and in various positions at Abbott Laboratories, a pharmaceutical company, from 1972 to 1983, most recently as the head of International Marketing Research. Mr. Lief serves as the Chairman of the board of directors of ADVENTRX Pharmaceuticals, Inc., a company focused on pharmaceuticals for cancer and infectious disease. Mr. Lief is also an Executive Board Member of BIOCOM, a life science association representing more than 550 member companies in Southern California, and was the Chair of the board of directors of BIOCOM from March 2005 to March 2006. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

We believe that Mr. Lief’s role as a co-founder, President and Chief Executive Officer of our company, combined with his extensive leadership, strategic planning, business, financial, and international pharmaceutical industry expertise, provides our Board of Directors with critical knowledge and in-depth insight into our strategic planning and operations and give him the qualifications, attributes and skills to serve as one of our directors.

Dominic P. Behan, Ph.D., is a co-founder of Arena and has served as a director since April 2000 and as our Executive Vice President and Chief Scientific Officer since February 2012. Dr. Behan served as our Senior Vice President and Chief Scientific Officer from June 2004 to February 2012, and as our Vice President, Research from April 1997 to June 2004. Dr. Behan directed various research programs at Neurocrine Biosciences, Inc., a biopharmaceutical company, from 1993 to 1997, and was engaged in research at the Salk Institute from 1990 to 1993. Dr. Behan holds a B.Sc. in Biochemistry from Leeds University, England, and a Ph.D. in Biochemistry from Reading University, England.

We believe that Dr. Behan’s extensive scientific expertise, his role as a co-founder, Executive Vice President and Chief Scientific Officer of our company, and his leadership and scientific experience at other scientific and biopharmaceutical entities give him a deep understanding of pharmaceutical research and development and the qualifications, attributes and skills to serve as one of our directors.

Donald D. Belcher has served as a member of our Board of Directors since December 2003. Mr. Belcher served as Chairman of the board of directors of Banta Corporation, a printing and supply-chain management company, from 1995 to 2004, Chief Executive Officer from 1995 to 2002 and President from 1994 to 2001. Mr. Belcher holds a B.A. from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

We believe that Mr. Belcher’s extensive leadership, business and financial expertise, including his background as a Chairman, Chief Executive Officer and President of a large, publicly held company, and his experience in marketing, global operations, international business, and strategic planning give him the qualifications, attributes and skills to serve as one of our directors.

Scott H. Bice has served as a member of our Board of Directors since December 2003. Mr. Bice has been the Robert C. Packard Professor at the University of Southern California Law School since 2000, where he served as Dean from 1980 to 2000. Mr. Bice has experience on several corporate boards, including Imagine Films, from 1992 to 1994; Western and Residence Mutual Insurance Companies, from 1996 to 2003; and Jenny Craig, from 1996 to 2002. Mr. Bice holds a B.S. in finance and a J.D. from the University of Southern California.

We believe that Mr. Bice’s extensive legal, corporate governance, and business ethics expertise, his background as a professor and former Dean of a leading law school, and his service on other boards, including for a company involved in developing and commercializing a weight-loss program, give him an important perspective to contribute and the qualifications, attributes and skills to serve as one of our directors.

Harry F. Hixson, Jr., Ph.D., has served as a member of our Board of Directors since September 2004. Dr. Hixson has served as the Chief Executive Officer of Sequenom, Inc., a genomics company, since September 2009, and as Chairman of its board of directors since 2003. Dr. Hixson served as Chief Executive Officer of BrainCells Inc., a neurogenesis-based drug discovery and development company, from 2004 to 2005; as Chief Executive Officer of Elitra Pharmaceuticals Inc., a biopharmaceutical company, from 1998 to 2003; and in various management positions with Amgen Inc., a biopharmaceutical company, from 1985 to 1991, most recently as President and Chief Operating Officer. Within the past five years, Dr. Hixson also served as a member of the board of directors of NovaBay Pharmaceuticals, Inc., a biopharmaceutical company, Infinity Pharmaceuticals, Inc., a cancer drug discovery and development company, and Discovery Partners International Inc., a drug discovery services company that was acquired by Infinity Pharmaceuticals, Inc. Dr. Hixson holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from the University of Chicago and a Ph.D. in Physical Biochemistry from Purdue University.

We believe that Dr. Hixson’s extensive leadership, business and scientific expertise, including his background in the development and commercialization of biopharmaceuticals in the United States and internationally, his senior management experience, including as President and Chief Operating Officer of a pioneering company in the biopharmaceutical industry, and his service on other boards give him the qualifications, attributes and skills to serve as one of our directors.

Tina S. Nova, Ph.D., has served as a member of our Board of Directors since September 2004. Dr. Nova is a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and has served as its President since 2000. Dr. Nova also served as Genoptix’ Chief Executive Officer and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in February 2011. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000. Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova also serves on the board of directors of Adamis Pharmaceuticals Corporation, a commercial-stage specialty pharmaceutical company targeting allergy, respiratory and pediatric medicine market segments. Within the past five years, Dr. Nova also served as a member of the board of directors of Cypress Biosciences, Inc., a company focused on developing drugs for functional somatic syndromes. Dr. Nova was the Chair of the board of directors of BIOCOM from March 2001 to March 2002. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

We believe that Dr. Nova’s extensive leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, including her background as the President and Chief Executive Officer of a publicly held company in the healthcare industry, her experience in successfully developing, launching and commercializing medical products, and her service on other boards give her the qualifications, attributes and skills to serve as one of our directors.

Phillip M. Schneider has served as a member of our Board of Directors since December 2007. Mr. Schneider held various positions with IDEC Pharmaceuticals Corporation, a biopharmaceutical company, from 1987 to 2002, most recently as Senior Vice President and Chief Financial Officer. Prior to his association with IDEC, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation and was previously with KPMG LLP. Mr. Schneider is a member of the board of directors of Gen-Probe Incorporated, a medical diagnostics company. Within the past five years, Mr. Schneider also served as a member of the board of directors of Micromet, Inc., a biopharmaceutical company, and CancerVax Corporation, a biotechnology company that merged with Micromet AG to become Micromet, Inc. Mr. Schneider holds a B.S. in Biochemistry from the University of California, Davis and an M.B.A. from the University of Southern California.

We believe that Mr. Schneider’s extensive leadership, business, financial and accounting expertise, including his background as the Chief Financial Officer of a publicly held biopharmaceutical company during the successful development, launch and commercialization of its first product, his experience at a large financial and accounting firm, and his service on other boards in our industry give him an important financial and accounting perspective and the qualifications, attributes and skills to serve as one of our directors.

Christine A. White, M.D., has served as a member of our Board of Directors since August 2006. Dr. White served in various senior positions with Biogen Idec Inc., a biopharmaceutical company, from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs; as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego from 1994 to 1996; and on the clinical staff and in various positions in the Department of Medicine at Scripps Memorial Hospitals in La Jolla and Encinitas, California, from 1984 to

1994, most recently as Chairman, Department of Medicine. Dr. White serves as a member of the board of directors of Marshall Edwards, Inc., an oncology company focused on the clinical development of novel anti-cancer therapeutics. Within the past five years, Dr. White also served as a member of the board of directors of Genoptix, Inc., a medical laboratory diagnostics company, Pharmacyclics, Inc, a pharmaceutical company developing products to treat cancer and other diseases, and Monogram Biosciences, Inc., a life sciences company. Dr. White holds a B.A. in Biology and an M.D. from the University of Chicago and is Board certified in both Internal Medicine and Medical Oncology.

We believe that Dr. White’s extensive medical, scientific and business expertise, including her background in the clinical practice of medicine, basic science and clinical research, clinical development and regulatory affairs, her experience with the successful development, launch and commercialization of medicinal products, her senior management experience at a publicly held company in our industry, and her service on other boards give her a deep understanding of pharmaceutical development and commercialization and the qualifications, attributes and skills to serve as one of our directors.

Randall E. Woods has served as a member of our Board of Directors since December 2007. Mr. Woods has served as the Managing Director of Eden Woods Investments, an investment company, since May 2011. Mr. Woods served as the President and Chief Executive Officer and a member of the board of directors of Sequel Pharmaceuticals, Inc., a pharmaceutical company, from September 2007 to June 2011; as the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company that was acquired by Merck & Co., Inc., from April 2004 to September 2007; as the President and Chief Executive Officer of Corvas International, Inc., a biopharmaceutical company, from 1996 to 2003; in various senior positions at Boehringer Mannheim’s US pharmaceutical operations, from 1993 to 1996, most recently as President; and before then served more than 20 years at Eli Lilly & Company in sales and marketing positions. Mr. Woods is the chairman emeritus of the advisory board of the University of California, San Diego’s Sulpizio Family Cardiovascular Center. Mr. Woods is also an Executive Board Member of BIOCOM, and was the Chair of the board of directors of BIOCOM for 2009. Mr. Woods holds a B.S. in Biology and Chemistry from Ball State University and an M.B.A. from Western Michigan University.

We believe that Mr. Woods’ extensive leadership, business and financial expertise, including his background of founding, financing and developing companies in our industry, and his senior management experience, including as Chief Executive Officer and President of multiple biopharmaceutical companies, his background in sales, marketing and pharmaceutical operations, and his service on other boards give him the qualifications, attributes and skills to serve as one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NAMED NOMINEE.

Director Independence

Our common stock is listed on the NASDAQ Global Select Market, which requires that a majority of a listed company’s board of directors qualify as “independent” under the applicable NASDAQ listing standards. The board of directors must affirmatively make this determination. In addition, under our Corporate Governance Guidelines, it is our policy that at least two-thirds of the members of our Board of Directors be independent directors.

Our Board of Directors consults with its legal advisors to ensure that its independence determinations, including with respect to directors, director nominees and members of its committees, comply with all applicable securities and other laws and regulations regarding the definition of “independent,” including but not limited to those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. Consistent with these considerations, our Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, other non-employee directors, our senior management and our independent auditors and has affirmatively determined that all of our non-employee directors are independent directors under the applicable NASDAQ listing standards.

Under our Corporate Governance Guidelines, directors who have been deemed “independent directors” by our Board of Directors will inform the Chairman and lead independent director in writing if he or she believes there has been a change in his or her status as an independent director. The lead independent director, in turn, will advise the Corporate Governance and Nominating Committee of such potential change of status so that the committee, with the aid of the Chairman, can determine whether the director continues to qualify as an independent director and whether to recommend to the full Board of Directors to ask for the resignation of such director.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines for the conduct and operation of our Board. The guidelines cover such topics as board composition and selection, the board’s role, director orientation and education, director compensation, board meetings, board committees, board access to management and use of outside advisors, succession planning, and the evaluation of the board and our Chief Executive Officer.

Board Leadership Structure; Lead Independent Director

Our Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the appropriate board leadership structure may vary as circumstances change. As such, our Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for our company at such time.

In considering its leadership structure, our Board of Directors has taken into account that it consists of a substantial majority of independent directors who are highly qualified and experienced, its standing committees (Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee) are comprised entirely of independent directors and that, as discussed below, it has a lead independent director with a clear mandate and authority. In addition, a number of Board and committee processes and procedures, including regular executive sessions of independent directors, conference calls with our Chief Executive Officer outside of Board of Directors and committee meetings, and annual evaluations of our executive officers’ performance, including against pre-established goals, provide substantial independent oversight over our management. Our Board of Directors believes that these factors provide an appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

As set forth in our Corporate Governance Guidelines, our Board currently combines the role of chairman of the board with the role of chief executive officer. We also have a lead independent director with defined corporate governance responsibilities. Our Board of Directors believes that this structure provides an efficient and effective leadership model for our company at this time, and that combining the chairman and chief executive officer roles fosters accountability, effective decision-making and alignment on corporate strategy. However, as set forth in our Corporate Governance Guidelines, by the end of 2014, we expect to either separate the positions of chairman and chief executive officer or eliminate or not fill the position of chairman and instead have only a lead independent director.

The performance of the Chairman is evaluated each year by our Board of Directors. If, in the judgment of our Board of Directors, the Chairman is not sufficiently active or successful in providing meaningful leadership for the Board, he or she will be replaced. Once our current Chairman, Mr. Lief, no longer serves in that capacity, the position of chairman, if any, will be held by an independent director appointed by a majority of the independent directors and with a maximum tenure of six years. If there is no chairman after Mr. Lief ceases to serve in that capacity, these policies will apply to the lead independent director.

Our Board of Directors’ lead independent director is elected by our independent directors to serve for a minimum of one year or until replaced by the independent directors. It is generally expected that the lead independent director will serve for more than a year, and Dr. White has been our lead independent director since

November 2008. As detailed in our Corporate Governance Guidelines, the lead independent director’s responsibilities and authority include the following:

•	With the Chairman, establish the schedule and agenda for Board meetings and approve information to be sent to our Board;

•	Serve as chair of Board meetings in the absence of the Chairman, including during executive sessions of the independent directors;

•	Preside over any portion of Board meetings at which the performance of our Board is presented or discussed;

•	Establish the agenda for meetings of the independent directors and preside over such meetings;

•	Coordinate with the committee chairs, as needed, regarding meeting agendas, informational requirements and other matters, as appropriate;

•	Serve as liaison between the Chairman and the independent directors;

•	Be available for communications with our stockholders, as appropriate and in accordance with our policy on stockholder communications with our Board; and

•	Perform such other duties as may be established or delegated by the Chairman or our Board.

Board’s Role in Risk Oversight

Our management has the primary responsibility for identifying and managing our business risks, including by overseeing and implementing our enterprise risk management program. Our Board of Directors actively oversees potential risks and our risk management activities, including by discussing with management our risks and the management of such risks at meetings of the Board and its committees. Our Board of Directors also makes use of the independent understanding and knowledge of many of such risks possessed by our directors. Our Board of Directors regularly reviews our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our Board of Directors also regularly considers risks facing us when it approves the annual plan and budget and throughout the year as it monitors developments and reviews our financial and other periodic reports.

Our Board of Directors has also delegated risk oversight to each of its standing committees within their areas of responsibility. The Audit Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our internal control over financial reporting, periodic filings, investment policy, procedures relating to the receipt and treatment of complaints, and policies and procedures designed to ensure adherence to applicable laws and regulations. The Compensation Committee assists our Board of Directors in its risk oversight function with regard to, among other things, assessing risk created by current and proposed compensation policies and practices for all of our employees. The Corporate Governance and Nominating Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our management succession plans and related procedures, the agendas for our Board of Directors’ strategy sessions, and our compliance-related policies and practices that are not within the purview of the Audit Committee or are referred to the committee by our Board.

We assessed our compensation policies and practices on a company-wide basis to determine if such programs or practices create undesirable or unintentional risks of a material nature. Based on such assessment, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Annual Performance Evaluations; Assessment of Charters; Director Education

Our Board of Directors, as well as each of its standing committees, conducts an annual self-evaluation, which includes a review of its performance and, in the case of each of the committees, an assessment of the adequacy and appropriateness of its charter. Our Board of Directors also reviews each of our directors. The Corporate Governance and Nominating Committee is responsible for overseeing this evaluation process, evaluating all standing committees and their charters and recommending to our Board of Directors any changes to our Board and the authority, charters, compositions and chairs of such committees.

Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. At least twice per year, our Board of Directors devotes at least one hour during regularly scheduled board meetings to director training on recent developments in legal standards related to corporate governance, disclosure obligations or industry specific issues. In addition, we may, from time to time and depending on the circumstances, pay for all or a portion of outside continuing education programs to assist the directors in maintaining such level of expertise. It is our Board of Directors’ policy for us to reimburse each director for attending one of such continuing education programs per year (and, when possible, for such cost to be shared if the director is a member of more than one board of directors).

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and we have posted the text of the policy on our website (www.arenapharm.com) under “Investors – Corporate Governance.” To facilitate compliance with this policy, we periodically conduct a program of awareness, training and review. The Code of Business Conduct and Ethics complies with the applicable NASDAQ listing standards and SEC rules and regulations, and includes procedures for (i) the filing, receipt and treatment of complaints regarding suspected improper conduct by our employees, directors, collaborators, vendors and others associated with us and (ii) the confidential, anonymous submission by employees of concerns regarding any matter covered by the policy. In addition, we intend to promptly disclose (i) the date and nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver on our website or, as applicable, in filings on Form 8-K in the future.

Non-employee Director Meetings

Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.

Director Meeting Attendance

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2011. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings held by all committees of our Board on which such director served, in each case during the periods in which he or she served. In addition to regularly scheduled meetings, the directors participate in telephone interactions, including telephone calls among the independent directors and Mr. Lief, and other communications with each other and certain of our officers, as well as with our independent auditors and external advisors, such as legal counsel, consultants and investment bankers.

As stated in our Corporate Governance Guidelines, our directors are encouraged to attend our annual meetings of stockholders. All of our directors attended our 2011 Annual Meeting of Stockholders.

Term Limits

Under the Corporate Governance Guidelines, independent directors serving on our Board of Directors as of December 29, 2011, are not to serve more than a total of 16 years. Independent directors who are elected to our Board of Directors after December 29, 2011, are not to serve more than a total of 10 years; provided, however, that if our Board determines, in anticipation of the 10-year term limit of an independent director elected after December 29, 2011, that such new director should continue to serve on our Board, then the 16-year term limit shall apply.

Our Board of Directors does not believe it should further limit the number of terms for which an individual may serve as a director. Directors who have served on our Board of Directors for an extended period of time are able to provide continuity and valuable insight into our company, our operations and prospects based on their experience with, and understanding of, our history, policies and objectives. Our Board of Directors believes that, as an alternative to further limiting the number of terms, it can ensure that our Board continues to evolve and adopt new ideas and viewpoints through the director nomination process, through periodic rotation of committee assignments and through the above term limits.

Board Standing Committees

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. All of the standing committees of our Board of Directors are comprised entirely of “independent” directors under the applicable NASDAQ listing standards. The members and chairs of the standing committees are appointed by our Board of Directors and may change in the future. Our Board of Directors has no set policy for rotation of committee members or chairs, but it annually reviews committee composition and chair positions, seeking the appropriate blend of continuity and fresh perspectives on the committees.

Pursuant to their charters, each of the committees is authorized to access, at our expense, such internal and external resources as the particular committee deems necessary or appropriate to fulfill its defined responsibilities. Each committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.

Below is a chart showing the composition of the standing committees of our Board of Directors as of March 31, 2012.

Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Donald D. Belcher

Scott H. Bice

Harry F. Hixson, Jr., Ph.D.

Tina S. Nova, Ph.D.

Phillip M. Schneider

Christine A. White, M.D.

Randall E. Woods

= Committee member

= Committee chair

Immediately following our 2012 Annual Meeting, we expect the composition of the standing committees of our Board of Directors to change as set forth below.

Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Donald D. Belcher

Scott H. Bice

Harry F. Hixson, Jr., Ph.D.

Tina S. Nova, Ph.D.

Phillip M. Schneider

Christine A. White, M.D.

Randall E. Woods

= Committee member

= Committee chair

Audit Committee

The Audit Committee’s responsibilities include:

(i)	selecting and evaluating the performance of our independent auditors;

(ii)	reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided by them;

(iii)	reviewing and assessing our financial reporting activities and disclosure, including our financial results press releases and periodic reports, and the accounting standards and principles followed;

(iv)	reviewing the scope, adequacy and effectiveness of our internal control over financial reporting;

(v)	reviewing management’s assessment of our compliance with our disclosure controls and procedures;

(vi)	reviewing our public disclosure policies and procedures;

(vii)	reviewing our guidelines and policies with respect to risk assessment and management, our tax strategy and our investment policy;

(viii)	reviewing and approving related-party transactions;

(ix)	overseeing our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints; and

(x)	reviewing threatened or pending litigation matters and investigating matters brought to the committee’s attention that are within the scope of its duties.

Our Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements included in the applicable NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board of Directors has also determined that Mr. Schneider, the Chair of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K, and we expect that he will continue as the Chair of the Audit Committee following our 2012 Annual Meeting.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com. The Audit Committee held five meetings in 2011. The Audit Committee’s report is set forth below under “Audit Committee Report.”

Compensation Committee

The Compensation Committee’s responsibilities include:

(i)	reviewing, modifying and approving our overall compensation strategy and policies;

(ii)	assessing risk created by current and proposed compensation policies and practices for all of our employees;

(iii)	reviewing and approving corporate and individual performance goals relevant to the compensation of our executive officers;

(iv)	evaluating and recommending to our Board of Directors compensation plans and programs for us, as well as modifying or terminating existing plans and programs;

(v)	reviewing and approving compensation and benefits for our non-employee directors and executive officers, and making recommendations to our Board of Directors regarding these matters;

(vi)	authorizing and approving equity grants under our equity compensation plans; and

(vii)	overseeing preparation and review of the committee’s report and the compensation discussion and analysis included in our proxy statement.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Mr. Bice is the Chair of the Compensation Committee, and we expect that immediately following our 2012 Annual Meeting Dr. Nova will become the new Chair of the Compensation Committee. The Compensation Committee held eight meetings in 2011. The Compensation Committee’s report is set forth below under “Compensation Committee Report.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s responsibilities include:

(i)	recommending guidelines to our Board of Directors for our corporate governance;

(ii)	overseeing director orientation and continuing education;

(iii)	establishing criteria for membership on our Board of Directors;

(iv)	identifying, evaluating, reviewing and recommending to our Board of Directors qualified director candidates;

(v)	reviewing and assessing the performance of our Board of Directors and its standing committees;

(vi)	reviewing and approving a management succession plan and related procedures;

(vii)	making recommendations to our Board of Directors regarding the appointment of officers;

(viii)	establishing the process for receiving and considering stockholder proposals and suggestions for director nominations;

(ix)	making recommendations regarding the agenda for our Board of Directors’ strategy discussions; and

(x)	overseeing compliance related policies and practices that are not within the purview of the Audit Committee or are referred by our Board of Directors.

The Corporate Governance and Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants and recruiters in this process. As set forth below under “Stockholder Director Recommendations,” the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements. In considering candidates for director, the Corporate Governance and Nominating Committee will consider all relevant factors, which may include, among others, the candidate’s experience and accomplishments, the relevance of such experience to our business, the availability of the candidate to devote sufficient time and attention to our company, the candidate’s reputation for integrity and ethics and the candidate’s ability to exercise sound business judgment. Director candidates are reviewed in the context of the then current composition of our Board of Directors, our requirements and the interests of our stockholders. In conducting this assessment, our Board of Directors considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of our Board of Directors and our company, to maintain a balance of knowledge, experience and capability. Our Board of Directors believes that its membership should reflect diversity in a broad sense that includes such things as differences of viewpoint, background, professional experience, expertise, education, skills, specialized knowledge, and other individual qualities and attributes. In the case of incumbent directors whose terms of office are set to expire, when determining whether such directors should be nominated for reelection, our Board of Directors reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Board of Directors also determines whether the nominee is independent for NASDAQ purposes. The Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

The Corporate Governance and Nominating Committee recommended the nominations of each of the directors nominated for election at our 2012 Annual Meeting.

Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.arenapharm.com. Dr. White is the Chair of the Corporate Governance and Nominating Committee, and we expect that immediately following our 2012 Annual Meeting Mr. Belcher will become the new Chair of our Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held three meetings in 2011.

Stockholder Director Recommendations

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on our Board of Directors. To be considered by the Corporate Governance and Nominating Committee, a stockholder recommendation for director candidates for an annual meeting of stockholders must be received by the committee by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our Bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.

Stockholder Communications with our Board of Directors

Our Board of Directors has a formal process by which stockholders may communicate with our Board or any of our directors or officers. Stockholders who wish to communicate with our Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If our Board of Directors modifies this process, we will post the revised process on our website.

Compensation Committee Interlocks and Insider Participation

Messrs. Belcher, Bice and Woods and Dr. Nova served on the Compensation Committee for all of 2011, and are the current members of this committee. No director serving on the Compensation Committee during any part of 2011 was, at any time during or before such fiscal year, one of our employees. None of our executive officers served during any part of 2011 as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as members of our Board of Directors or its Compensation Committee.

Certain Relationships and Related Transactions

Except for the compensation arrangements between us and our executive officers and directors described below under “Compensation Discussion and Analysis,” since January 1, 2011, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.

The Audit Committee’s charter requires that it reviews and approves any related-party transactions. In considering related-party transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-party transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.

Advisory Vote on Executive Compensation (Proposal 2)

At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success.

We urge stockholders to read the “Compensation Discussion and Analysis,” as well as the related compensation tables and narrative, that begins on page 36 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board of Directors and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Arena Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board of Directors and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Approval of the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (Proposal 3)

Stockholders are being asked to approve the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan (the “2012 LTIP”). Our Board of Directors approved the 2012 LTIP at its February 10, 2012, meeting, subject to approval from stockholders at our 2012 Annual Meeting. Our Board of Directors considers the 2012 LTIP to be a significant contributor to our long-term financial success, by assisting us in attracting and retaining individuals who are expected to contribute to our success by serving as employees, directors, consultants and/or advisors and to assist us in achieving long-term objectives that we believe will benefit our stockholders.

When we adopted our 2009 Long-Term Incentive Plan (the “2009 LTIP”) in June 2009, our 2006 Long-Term Incentive Plan, as amended, our Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan, and 2002 Equity Compensation Plan were terminated (together with the 2009 LTIP, the “Prior Plans”). Subject to and upon approval of the 2012 LTIP by stockholders at our 2012 Annual Meeting, our 2009 LTIP will also be terminated. However, notwithstanding such termination of the Prior Plans, all outstanding awards under the Prior Plans will continue to be governed under the terms of the Prior Plans.

There will be 18.0 million shares of our common stock authorized for issuance under the 2012 LTIP if it is approved by stockholders, which amount will be (i) decreased for grants made since December 31, 2011, and before the approval of the 2012 LTIP and (ii) increased by the number of shares subject to any stock awards under the Prior Plans that, after December 31, 2011, are forfeited, expire, settled for cash or tendered or withheld for taxes on the vesting of awards other than options or stock appreciation rights and as otherwise provided in the 2012 LTIP.

In this Proposal 3, stockholders are requested to approve the adoption of the 2012 LTIP. To approve the 2012 LTIP, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

The following summary describes the principal features of the 2012 LTIP, and is qualified in its entirety by reference to the full text of the 2012 LTIP. A copy of the 2012 LTIP is filed as Appendix A to the proxy statement for our 2012 Annual Meeting filed with the SEC.

Summary of the 2012 Long-Term Incentive Plan

Purpose.    The purpose of the 2012 LTIP is to assist us in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and achieve long-term objectives that will inure to the benefit of all of our stockholders through the additional incentives inherent in the awards under the 2012 LTIP.

Shares Available for Awards.    Up to 18.0 million shares of common stock will be available for awards under the 2012 LTIP, subject to adjustment for certain corporate events, including mergers and stock splits. This amount consists of approximately 13.9 million shares of common stock, plus the number of unallocated shares remaining in the 2009 LTIP on December 31, 2011. Stock options and stock appreciation rights granted under the Prior Plans after December 31, 2011, or under the 2012 LTIP reduce the available number of shares by 1 share for every share issued while awards other than stock options and stock appreciation rights granted under the Prior Plans after December 31, 2011, or under the 2012 LTIP reduce the available number of shares by 1.2 shares for every share issued. In addition, shares that, after December 31, 2011, are released from awards granted under the Prior Plans because the awards expire, are forfeited or are settled for cash will increase the number of shares available under the 2012 LTIP by 1 share for each share released from a stock option or stock appreciation right and by 1.2 shares for each share released from a restricted stock award or restricted stock unit award. In the event that withholding tax liabilities arising from an award other than a stock option or stock appreciation right, or, after December 31, 2011, an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of common stock (either actually or by attestation) or by our withholding of common stock, then the common stock so tendered or withheld shall again be available for awards under the 2012 LTIP. The following shares will not become available for issuance: (i) shares tendered or withheld in payment of the purchase price of an option, or to satisfy any tax withholding obligation with respect to an option or stock appreciation right, (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof, and (iii) shares reacquired on the open market or otherwise using cash proceeds from the exercise of options or options granted under the Prior Plans. Shares issued under awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we or any subsidiary combines, will not reduce the shares authorized for issuance under the 2012 LTIP. Shares issued under the 2012 LTIP may consist of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Eligibility; Awards to be Granted to Certain Individuals and Groups.    Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2012 LTIP. Options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonstatutory stock options. Awards may be granted under the 2012 LTIP to any employee, non-employee member of our Board of Directors, consultant or advisor who provides us service, except for incentive stock options, which may be granted only to our employees or employees of our subsidiaries.

As of April 17, 2012, approximately 264 employees and seven non-employee directors were eligible to participate in the 2012 LTIP. These employees include (i) our five executive officers, and (ii) approximately 79 employees at our Swiss subsidiary, Arena Pharmaceuticals GmbH. The Compensation Committee, in its discretion, selects the individual or individuals to whom awards under the 2012 LTIP may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.

Certain Limits on Shares Subject to Awards.    The 2012 LTIP provides that, subject to adjustment as provided in the plan, no participant may be granted (i) options or stock appreciation rights during any 12-month period with respect to more than 3 million shares of common stock or (ii) more than 1,000,000 Shares for each 12 months in the vesting period or performance period with respect to restricted stock, performance awards and/or restricted stock unit awards that are denominated in shares of common stock and are intended to comply with the performance-based exception under Code Section 162(m). Shares subject to a cancelled award continue to count against the applicable limit. In addition, the maximum dollar value that may be granted to any participant for each 12 months in a performance period with respect to performance-based awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. The dollar value of a cancelled award will continue to count against the $5,000,000 limit.

The aggregate maximum number of shares of common stock that may be issued under the 2012 LTIP pursuant to the exercise of incentive stock options is 18.0 million shares, subject to adjustment for certain corporate events, including mergers and stock splits.

Administration.    The Plan will be administered by the Compensation Committee, which shall consist of at least two directors, both of whom must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, “outside directors” under Section 162(m) of the Code and “independent directors” for purposes of the rules of the NASDAQ Stock Market to the extent required by such rules. The Compensation Committee has the authority to select the participants who will receive awards under the 2012 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2012 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2012 LTIP to a committee of one or more directors and, to the extent permitted by law and NASDAQ Stock Market rules and regulation, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our executive officers (subject to the limitation on the total number of shares that may be subject to such awards as specified by the Compensation Committee).

Terms and Conditions of Options.    Options granted under the 2012 LTIP may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:

Exercise Price.    The exercise price of options granted under the 2012 LTIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is generally determined with reference to the closing price for the common stock on the NASDAQ Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). On April 17, 2012, the closing price of our common stock as reported on the NASDAQ Global Select Market was $2.56 per share.

Exercise of Option.    The Compensation Committee determines when options become exercisable. The 2012 LTIP permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.

Term of Option.    Options granted under the 2012 LTIP expire no later than 10 years from the date of grant, except in the event of the optionee’s death or disability; provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.

Stock Appreciation Rights.    The Compensation Committee is authorized to grant stock appreciation rights in conjunction with an option or other award granted under the 2012 LTIP, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition (or a stock appreciation right granted in exchange for or in tandem with, but subsequent to, an option). The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than 10 years from the date of grant.

Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

Restricted Stock Awards.    Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2012 LTIP, and are also available as a form of payment for performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock award that vests based on achievement of performance goals shall be (i) accumulated, (ii) subject to restrictions and risk of forfeiture to the same extent as the restricted stock awards with respect to which such cash, stock or other property has been distributed and (iii) paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

Restricted Stock Unit Awards.    Awards of restricted stock units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the 2012 LTIP, and are also available as a form of payment for other awards granted under the 2012 LTIP and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units. Cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any restricted stock unit award that vests based on achievement of performance goals shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the restricted stock units with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

Performance Awards.    Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals. The minimum performance period under a performance award is 12 months. Cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of performance shares that vests based on achievement of performance goals shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the performance shares with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

If this Proposal 3 is approved by the stockholders, compensation attributable to performance awards under the 2012 LTIP will qualify as performance-based compensation under Section 162(m) of the Code, provided that: (i) the compensation is granted by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

Code Section 162(m) Performance Awards.    The 2012 LTIP is designed to permit us to issue awards that qualify as performance-based under Section 162(m) of the Code, by making performance goals meeting the requirements of Section 162(m) applicable to a participant with respect to an award. At the Compensation Committee’s discretion, performance goals shall be based on the attainment of specified levels of one or any combination of the following:

•	net sales;

•	revenue;

•	revenue or product revenue growth;

•	operating income or loss (before or after taxes);

•	pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus);

•	net earnings or loss;

•	earnings or loss per share;

•	net income or loss (before or after taxes);

•	return on equity;

•	total stockholder return;

•	return on assets or net assets;

•	attainment of strategic and operational initiatives;

•	appreciation in and/or maintenance of the price of our stock;

•	market share;

•	gross profits;

•

earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization);

•	economic value-added models (or equivalent metrics);

•	comparisons with various stock market indices;

•	reductions in costs;

•	cash flow or cash flow per share (before or after dividends);

•	return on capital (including return on total capital or return on invested capital);

•	cash flow return on investment;

•	improvement in or attainment of expense levels or working capital levels;

•	operating margin;

•	gross margin;

•	year-end cash;

•	cash margin;

•	debt reduction;

•	stockholder’s equity;

•	market share;

•	achievement of drug development milestones;

•	regulatory achievements including approval of a drug candidate;

•	progress of internal research or clinical programs;
•	progress of partnered programs;

•	implementation or completion of projects and processes;

•	partner satisfaction;

•	budget management;

•	clinical achievements;

•

completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally);

•	timely completion of clinical trials;

•	submission of INDs and NDAs and other regulatory achievements;

•	partner or collaborator achievements;

•	internal controls, including those related to the Sarbanes-Oxley Act of 2002;

•	research progress, including the development of programs;

•	financing;

•	investor relation, analysts and communication;

•	manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

•

establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors);

•	supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of our products);

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•	financing and other capital raising transactions (including sales of our equity or debt securities);

•	sales or licenses of our assets, including intellectual property
(whether in a particular jurisdiction or territory or globally or through partnering transactions);

•

implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures;

•	factoring transactions; and

•	recruiting and maintaining

personnel.

Such performance goals also may be based solely by reference to our performance or the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles.

Dividends; Dividend Equivalents.    Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. The Compensation Committee may provide that such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited.

Termination of Service.    The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. With regard to options and stock appreciation rights, if the sale of any common stock received on exercise of an option or a stock appreciation right following the termination of the participant’s employment by or services to us (other than for cause) would be prohibited at any time solely because the issuance of the shares would violate (i) the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or the Securities Act, (ii) our insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with our issuance of securities, then the option or stock appreciation right will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the participant’s employment by or services to us during which the exercise of the option or stock appreciation right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the option or stock appreciation right as set forth in the applicable award agreement.

Reduced Time Commitment.    In the event a participant’s regular level of time commitment in the performance of his or her services for us and any affiliates is reduced (for example, and without limitation, if the participant is one of our employees and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any award to the participant, the Compensation Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award. In the event of any such reduction, the participant will have no right with respect to any portion of the award that is so reduced.

No Repricing.    The 2012 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2012 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2012 LTIP if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

Nontransferability of Awards.    Except as provided in the next sentence, an award granted under the 2012 LTIP is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Compensation Committee may provide in an award agreement that a participant may transfer an award (other than an incentive stock option) to a family member (whether by gift or a domestic relations order for no consideration) under such terms and conditions determined by the Compensation Committee.

Clawback policy.    All awards granted under the Plan will be subject to recoupment in accordance with any clawback policy we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate.

Adjustments upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2012 LTIP, the number and class of shares of awards outstanding under the 2012 LTIP, the limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control.    The Compensation Committee may, in its discretion, determine that, upon our “change in control” (as defined in the 2012 LTIP or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the change in control shall be cancelled and terminated without payment therefor if the fair market value of one share of our common stock as of the date of the change in control is less than the per share option exercise price or stock appreciation right grant price.

To the extent provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof terminates within the period following such change in control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the change in control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the change in control and will terminate immediately after the change in control.

The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a change in control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.

Effective Date.    The 2012 LTIP will be effective upon its approval by stockholders at our 2012 Annual Meeting.

Amendment and Termination of the 2012 LTIP.    Our Board of Directors may alter, amend, suspend or terminate the 2012 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for stockholder approval. However, our Board of Directors may not amend the 2012 LTIP without stockholder approval to increase the number of shares available for awards under the 2012 LTIP, expand the types of awards available under the 2012 LTIP, materially expand the class of persons eligible to participate in the 2012 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), increase the maximum term of the plan or of any options and stock appreciation rights, increase the limits on shares subject to awards or the dollar value payable with respect to performance awards, or take any action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules (including a reduction in the exercise price of an option or stock appreciation right or the exchange of an option or stock appreciation right for cash or another award if the option or grant price is greater than the fair market value of the common stock). No such action by our Board of Directors may alter or impair any award previously granted under the 2012 LTIP without the written consent of the participant. The 2012 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

US Federal Income Tax Consequences.    The following discussion summarizes certain federal income tax considerations of awards under the 2012 LTIP. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the sale price of the shares, whichever is lower, over the exercise price. Any gain or loss recognized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee recognizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount recognized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.

Restricted Stock Awards and Performance Awards

Generally, the recipient of a restricted stock award or a performance award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Company Tax Deduction.    We generally will be entitled to a tax deduction in connection with an award under the 2012 LTIP (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonstatutory stock option). Section 162(m) of the Code may limit the deductibility of compensation paid to the chief executive officer and to each of the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to restricted stock awards, restricted stock unit awards and performance awards will qualify as performance-based compensation, provided that: (i) the compensation is approved by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied, and (iv) prior to the payment of the compensation, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The 2012 LTIP has been designed to permit the Compensation Committee to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a full federal income tax deduction in connection with such awards.

As of December 31, 2011, a total of 11,481,222 shares were reserved for issuance under the Prior Plans in connection with 10,309,972 outstanding stock options (with a weighted average exercise price of $5.63 and a weighted average remaining term of 6.22 years), and 1,171,250 shares reserved for issuance pursuant to performance-based restricted stock unit awards made under the Prior Plans. All of the then outstanding performance-based restricted stock unit awards expired in February 2012 without any vesting.

The following table sets forth the number of stock options and restricted stock unit awards we granted in the years ended December 31, 2011, 2010 and 2009. In addition, the table provides the weighted-average number of shares of common stock outstanding in the year indicated.

Year	Number of Options Granted	Number of Restricted Stock Unit Awards Granted	Weighted-Average Number of Shares of Common Stock Outstanding at December 31
2011	3,549,062	0	139,170,725
2010	1,791,337	0	109,573,177
2009	1,250,019	0	84,341,362

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2012 LONG-TERM INCENTIVE PLAN.

Approval of the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as Amended (Proposal 4)

Our Board of Directors approved the 2009 Employee Stock Purchase Plan, or 2009 ESPP, at its April 17, 2009, meeting, and stockholders approved the plan at our 2009 Annual Meeting of Stockholders. The employee stock purchase plan is intended to encourage employee participation in the ownership of the company by offering employees the opportunity to purchase our common stock through accumulated payroll deductions.

On February 10, 2012, our Board of Directors approved the 2009 ESPP, as amended, or Amended 2009 ESPP, subject to approval from stockholders at our 2012 Annual Meeting. The amendments to the 2009 ESPP (i) increase the shares of our common stock authorized and available for future issuance under the plan to a total of 1.5 million as of our 2012 Annual Meeting, (ii) modify the plan’s automatic transfer to a lower price offering period to be based on the enrollment date of a new Offering Period (as defined below) instead of the exercise date of the immediately preceding offering period, (iii) eliminate references to our 2001 Employee Stock Purchase Plan, as amended, and (iv) change the termination date of the plan from June 25, 2019, to when our Board of Directors determines to terminate the plan.

In this Proposal 4, stockholders are requested to approve the adoption of the Amended 2009 ESPP. To approve the 2009 ESSP, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.

The following summary describes the principal features of the Amended 2009 ESPP, and is qualified in its entirety by reference to the full text of the Amended 2009 ESPP. A copy of the Amended 2009 ESPP is filed as Appendix B to the proxy statement for our 2012 Annual Meeting filed with the SEC.

Participation in the Amended 2009 ESPP

Participation in the Amended 2009 ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Amended 2009 ESPP are not determinable. Non-employee directors are not eligible to participate in the Amended 2009 ESPP.

Description of the Amended 2009 ESPP

The essential terms of the Amended 2009 ESPP are summarized as follows:

General.    The purpose of the Amended 2009 ESPP is to provide employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration.    The Amended 2009 ESPP may be administered by our Board of Directors, the Compensation Committee or another committee appointed by the Board. All questions of interpretation or application of the Amended 2009 ESPP are determined by our Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants. Our Board of Directors or its appointed committee may, without regard to whether participant rights may be considered to have been adversely effected, change the duration of the Purchase Periods (as defined below) or the length or date of commencement of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as our Board of Directors or its appointed committee determines in its sole discretion advisable which are consistent with the Amended 2009 ESPP.

Eligibility.    Each of our employees (including officers) whose customary employment with us is at least 20 hours per week is eligible to participate in an Offering Period; provided, however, that no employee shall be granted an option under the Amended 2009 ESPP (i) to the extent that, immediately after the grant, such employee would own capital stock and/or hold outstanding options to purchase such stock representing five percent or more of the voting power or value of our stock, or (ii) to the extent that his or her rights to purchase stock under all of our employee stock purchase plans accrue at an amount which exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Eligible employees become participants in the Amended 2009 ESPP by filing with us an authorization form authorizing payroll deductions prior to the beginning of each Offering Period unless a later time for filing the authorization form has been set by our Board of Directors. As of April 17, 2012, approximately 264 employees were eligible to participate in the Amended 2009 ESPP. These employees include (i) our five executive officers and (ii) approximately 79 employees at our Swiss subsidiary, Arena Pharmaceuticals GmbH.

Participation in an Offering.    The Amended 2009 ESPP is implemented by consecutive, overlapping offering periods lasting for 24 months (an “Offering Period”), with a new Offering Period commencing on the first trading day on or after January 1, April 1, July 1 and October 1 of each year, or on such other date as our Board of Directors or the Compensation Committee may determine. A new Offering Period for employees of Arena Pharmaceuticals GmbH commences on the first trading day on or after March 10, June 10, September 10 and December 10 of each year. Common stock may be purchased under the Amended 2009 ESPP every three months (a “Purchase Period”), unless the participant withdraws or terminates employment earlier. To the extent the fair market value of our common stock on the enrollment date of a new Offering Period is lower than the fair market value of our common stock on the enrollment date of the immediately preceding Offering Period, then all participants in the immediately preceding Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on the exercise date immediately preceding the new Offering Period and automatically re-enrolled in the new Offering Period as of the first day thereof. To participate in the Amended 2009 ESPP, each eligible employee must authorize payroll deductions pursuant to the Amended 2009 ESPP. Such payroll deductions may not exceed 15% of a participant’s compensation.

Once an employee becomes a participant in the Amended 2009 ESPP, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Amended 2009 ESPP or the employee’s employment with us terminates. At the beginning of each Offering Period, each participant is automatically granted an option to purchase shares of our common stock. The option expires at the end of the Offering Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 625 shares of our common stock in each Purchase Period.

Purchase Price; Shares Purchased.    Shares of our common stock may be purchased under the Amended 2009 ESPP at a price not less than 85% of the lesser of the fair market value of our common stock on the (i) the first trading day of each Offering Period or (ii) the last trading day of each Purchase Period (the “Purchase Price”). The “fair market value” of our common stock on any relevant date will generally be the closing price per share as quoted on the NASDAQ Stock Market (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported). The number of shares of our common stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Purchase Period by the Purchase Price. On April 17, 2012, the closing price as reported on the NASDAQ Global Select Market was $2.56 per share.

Restrictions on Transfer.    Rights granted under the Amended 2009 ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Termination of Employment.    Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain in our continuous scheduled employ for at least 20 hours per week, cancels his or her option and participation in the Amended 2009 ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Amended 2009 ESPP.

Adjustment upon Change in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination, reclassification or other change in our capital structure affected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Amended 2009 ESPP, the number of shares of stock subject to options outstanding under the Amended 2009 ESPP and the exercise price of any such outstanding options, and the maximum number of shares that each participant may purchase during each Purchase Period. Any such adjustment shall be made by our Board of Directors or its appointed committee, whose determination shall be final, binding and conclusive.

Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation, the Offering Period then in progress will be shortened and a new exercise date will be set.

Merger or Asset Sale.    In the event we merge with or into another corporation or a sale of all or substantially all of our assets, each outstanding option may be assumed or substituted by the successor corporation. If the successor corporation refuses to assume or substitute the outstanding options, any Offering Periods then in progress will be shortened and a new exercise date will be set.

Amendment and Termination of the Plan.    Our Board of Directors may at any time terminate or amend the Amended 2009 ESPP. An Offering Period may be terminated by our Board of Directors at the end of any Purchase Period if the Board determines that termination of the Offering Period or the Amended 2009 ESPP is in the best interests of the company and our stockholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval to comply with Section 423 of the Code, stock exchange rules or other applicable law. Unless terminated earlier, the Amended 2009 ESPP will terminate when terminated by our Board of Directors.

Withdrawal.    Generally, a participant may withdraw from an Offering Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

Federal Tax Information for the Amended 2009 ESPP.    The Amended 2009 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. A participant is taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until the shares purchased under the Amended 2009 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

If the shares sold or disposed of have been held more than one year from the date of transfer of the stock to the participant and more than two years from the first day of the Offering Period, or in the event of a participant’s death (whenever occurring), then the participant (or, if applicable, the participant’s beneficiary) will recognize ordinary income equal to the lesser of (i) 15% of the value of the shares as of the first day of the Offering Period, or (ii) the excess of the value of the shares at the time of such sale or disposition over the price to the participant. Any additional gain or loss will be treated as long-term capital gain or loss.

If the shares sold or disposed of have not been held for the respective one or two year required holding periods, then the participant will recognize ordinary income generally measured as the excess of the value of the shares on the date the shares are purchased over the price to the participant. Any additional gain or loss on such sale or disposition will be long- or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Amended 2009 ESPP. In addition, this summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Reference should be made to the applicable provisions of the Code for more complete details.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED.

Approval of an Amendment to Our Fifth Amended and Restated Certificate of Incorporation, as Amended, to Increase Authorized Shares of Stock (Proposal 5)

On February 10, 2012, our Board of Directors adopted, subject to stockholder approval, an amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended, to increase the total number of our authorized shares from 250.0 million to 375.0 million and to increase the number of authorized shares of common stock from 242.5 million to 367.5 million (the “Certificate Amendment”).

Stockholders are requested in this Proposal 5 to approve the Certificate Amendment. To approve the Certificate Amendment, a majority of the shares of common stock outstanding must vote “FOR” approval. Abstentions and broker non-votes will have the same effect as a vote “AGAINST.”

The additional common stock to be authorized by adoption of the Certificate Amendment would have rights identical to our currently outstanding common stock. Adoption of the Certificate Amendment and issuance of our common stock would not affect the rights of the holders of our currently outstanding common stock. However, there may be ancillary effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the Certificate Amendment is adopted, it will become effective upon filing of a Certificate of Amendment to our Fifth Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

In addition to the 181,500,778 shares of common stock outstanding on April 17, 2012, the following shares were reserved as of such date: (i) an aggregate of 15,957,017 shares of our common stock for issuance under our equity compensation plans; (ii) 79,169 shares for issuance under our deferred compensation plan; (iii) 487,132 shares for issuance under the 2009 ESPP; and (iv) 25,432,823 shares for issuance upon the exercise of outstanding warrants. Additional shares of common stock would be reserved for issuance under the 2012 LTIP and Amended 2009 ESPP, as more fully described under Proposals 3 and 4, if such plans are approved by stockholders.

Although our Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses or products; and other purposes. The additional shares of common stock that would become available for issuance if this proposal is adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management. For example, without further stockholder approval, our Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board. This proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company (nor is our Board of Directors currently aware of any such attempts directed at us). Nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We do not currently intend to use the additional shares of common stock to oppose a hostile takeover attempt or to delay or prevent changes in control of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

Securities authorized for issuance under equity compensation plans

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of December 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders*	11,481,222	$5.06	4,698,641	**
Equity compensation plans not approved by security holders	0		0

Total*	11,481,222	$5.06	4,698,641	**

*	Includes stock options with a per share weighted-average exercise price of $5.63 and performance-based restricted stock unit awards that have no per share weighted-average exercise price.

**	Includes 554,633 shares of common stock available for future issuance under our 2009 ESPP.

Compensation and Other Information

Concerning Executive Officers, Directors and Certain Stockholders

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2012, by:

•	Each person, group or entity who is the beneficial owner of 5% or more of our common stock;

•	Each director and nominee for director;

•	Our Named Executive Officers; and

•	All directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. This table is based on information supplied by executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before March 31, 2012. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 180,491,878 shares of common stock outstanding on March 31, 2012, as adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to warrants, stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2012.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Deerfield Capital, L.P. and affiliates (1)	20,010,097	9.98%
Jack Lief (2)	1,473,483	*
Dominic P. Behan, Ph.D. (3)	829,448	*
Steven W. Spector, J.D. (4)	494,233	*
Harry F. Hixson, Jr., Ph.D. (5)	344,763	*
William R. Shanahan, Jr., M.D., J.D. (6)	332,500	*
Donald D. Belcher (7)	304,753	*
Christine A. White, M.D. (8)	224,721	*
Phillip M. Schneider (9)	180,277	*
Randall E. Woods (10)	171,277	*
Scott H. Bice (11)	164,580	*
Tina S. Nova, Ph.D. (12)	138,000	*
Robert E. Hoffman	12,144	*
All directors and executive officers as a group (12 persons) (13)	4,670,179	2.54%

*	Less than one percent

(1)	The shares reported on this table represent shares of common stock underlying warrants that are exercisable within 60 days of March 31, 2012, held by Deerfield Partners, L.P. (4,554,000), Deerfield Special Situations Fund, L.P. (485,761), Deerfield International Limited (6,946,000), Deerfield Special Situations Fund International Limited (894,240), Deerfield Private Design Fund, L.P. (3,875,959) and Deerfield Private Design International, L.P. (6,244,040). James E. Flynn may be deemed to beneficially own the shares of common stock underlying the warrants held by all of the foregoing entities; Deerfield Capital, L.P. may be deemed to beneficially own the shares of common stock underlying the warrants held by Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P.; and Deerfield Management Company, L.P. may be deemed to beneficially own the shares of common stock underlying the warrants held by Deerfield International Limited and Deerfield Special Situations Fund International Limited. The provisions of the warrants restrict the exercise of such warrants to the extent that, upon such exercise, the number of shares of our common stock then beneficially owned by the holder and its affiliates and any other persons or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of our common stock then outstanding. Accordingly, the number of shares included in the table as being beneficially owned by all such persons reflects the foregoing limitation. The principal business office of Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund, L.P. and James E. Flynn is 780 Third Avenue, 37th Floor, New York, New York 10017. The principal business office of Deerfield International Limited, Deerfield Private Design International, L.P. and Deerfield Special Situations Fund International Limited is c/o Citi Hedge Fund Services (B.V.I.), Bison Court, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(2)	Includes 976,726 shares issuable to Mr. Lief upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(3)	Includes 406,448 shares issuable to Dr. Behan upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(4)	Includes 435,000 shares issuable to Mr. Spector upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(5)	Includes 254,763 shares issuable to Dr. Hixson upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(6)	Includes 332,500 shares issuable to Dr. Shanahan upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(7)	Includes 254,753 shares issuable to Mr. Belcher upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(8)	Includes 204,721 shares issuable to Dr. White upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(9)	Includes 170,277 shares issuable to Mr. Schneider upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(10)	Includes 170,277 shares issuable to Mr. Woods upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(11)	Includes 159,680 shares issuable to Mr. Bice upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(12)	Includes 138,000 shares issuable to Dr. Nova upon the exercise of stock options that are exercisable within 60 days of March 31, 2012.

(13)	Includes 3,503,145 shares issuable upon the exercise of stock options held by our directors and executive officers that are exercisable within 60 days of March 31, 2012.

Executive Officers

Our executive officers are appointed by our Board of Directors and serve at the discretion of our Board. The following table sets forth information as of March 31, 2012, regarding our executive officers.

Name	Age	Position
Jack Lief	66	Chairman, President and Chief Executive Officer
Dominic P. Behan, Ph.D.	48	Executive Vice President and Chief Scientific Officer
Robert E. Hoffman	46	Vice President, Finance and Chief Financial Officer
William R. Shanahan, Jr., M.D., J.D.	63	Senior Vice President and Chief Medical Officer
Steven W. Spector, J.D.	47	Executive Vice President, General Counsel and Secretary

See “Election of Directors (Proposal 1)” for biographical information regarding Mr. Lief and Dr. Behan, who are also directors nominated for reelection at our 2012 Annual Meeting.

Robert E. Hoffman has served as our Vice President, Finance and Chief Financial Officer since August 2011 and previously from December 2005 to March 2011. Mr. Hoffman served as our Vice President, Finance and Chief Accounting Officer from June 2004 to December 2005, as our Vice President, Finance from April 2000 to June 2004, and as our Controller from August 1997 to April 2000. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman is also a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California.

William R. Shanahan, Jr., M.D., J.D., has served as our Senior Vice President and Chief Medical Officer since June 2010. Dr. Shanahan served as our Vice President and Chief Medical Officer from March 2004 to June 2010. Dr. Shanahan served as Chief Medical Officer for Tanox, Inc., a biopharmaceutical company, from 2000 to March 2004; in various positions at Isis Pharmaceuticals, Inc., a biopharmaceutical company, from 1994 to 2000, most recently as Vice President, Drug Development; as Director, Clinical Research for Pfizer Central Research, a pharmaceutical company, from 1989 to 1994; and in various positions at Searle Research & Development, a pharmaceutical company subsequently acquired by Pfizer, from 1986 to 1989, most recently as Director, Clinical Research. Dr. Shanahan holds an A.B. from Dartmouth College, an M.D. from the University of California, San Francisco and a J.D. from Loyola University, Chicago.

Steven W. Spector, J.D., has served as our Executive Vice President and General Counsel since February 2012. Mr. Spector served as our Senior Vice President and General Counsel from June 2004 to February 2012, and as our Vice President and General Counsel from October 2001 to June 2004. Mr. Spector has also served as our Secretary since November 2001. Mr. Spector is a member of the board of directors and a former President of the Association of Corporate Counsel, San Diego. Prior to joining Arena, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector was our outside corporate counsel from 1998 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

Compensation Discussion and Analysis

This section provides an overview and analysis of our executive officer compensation program and policies, material compensation decisions we have made under such program and policies, and material factors that we considered in making those decisions. Later in this proxy statement, you will find a series of tables containing specific information about the compensation earned or paid in 2011 to the following individuals, whom we refer to as our Named Executive Officers: Messrs. Lief, Hoffman and Spector, and Drs. Behan and Shanahan. The below discussion is intended to help you understand the detailed information provided in those tables and to put that information into context with our overall executive officer compensation program.

Executive Summary

Our compensation program is intended to align our executive officers’ interests with those of our stockholders by incentivizing and rewarding performance. In line with this pay-for-performance philosophy, the total compensation received by our Named Executive Officers will vary based on individual and corporate performance, including as measured against annual goals that are pre-established by the Compensation Committee. Our Named Executive Officers’ total compensation is comprised of different components, including base salary, performance-based cash incentives and stock-based compensation.

In early 2011, the Compensation Committee determined to continue its practice of placing more emphasis on cash incentives and stock-based compensation rather than base salary to more closely link executive compensation to corporate and individual performance, including as measured against pre-established goals. Consistent with this approach and as described below, in early 2011, the Compensation Committee did not increase the base salaries of our Named Executive Officers (which salaries have not increased since early 2009), established goals for our Named Executive Officers under a cash incentive plan, and granted our Named Executive Officers a higher number of options than they were granted in 2010.

During 2011, we achieved some significant pre-established goals, including our highest priority 2011 goal of completing studies and analyses for the resubmission of our New Drug Application, or NDA, for lorcaserin to the US Food and Drug Administration, or FDA. We resubmitted the NDA in December 2011, and the FDA accepted the resubmission for filing and review and assigned a new Prescription Drug User Fee Act, or PDUFA, target date of June 27, 2012, for its decision on the submission. In 2011, we also achieved goals relating to selectively advancing other of our research and development programs. We did not, however, achieve all of our 2011 goals, including with regard to establishing new collaborative arrangements.

In early 2012, the Compensation Committee reviewed our performance against the pre-established goals, and approved awards for our Named Executive Officers under the cash incentive plan based on the level of goal achievement, the quality of such achievement and the relative weighting of the goals. In addition, the Compensation Committee prorated Mr. Hoffman’s cash incentive award based on the date he rejoined us as an employee in August 2011.

The Compensation Committee believes that its decisions for 2011 compensation are consistent with its pay-for-performance philosophy.

Executive Officer Compensation Philosophy, Objectives and Development

We believe that the performance of our executive officers has the potential to significantly impact our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success. Accordingly, our executive officer compensation program is designed to provide executive officers with compensation opportunities that are tied to individual and our overall corporate performance. Each executive officer’s compensation package is comprised of three key elements: (i) base salary, (ii) performance-based cash incentives and (iii) stock-based compensation. Our executive officers are also entitled to health and welfare benefits, and, as described below, they may be entitled to receive additional benefits upon termination of their employment. These elements of executive compensation are intended to align the interests of our executive officers with those of our stockholders.

Our compensation packages are also designed to be competitive in our industry. The Compensation Committee may consult with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our corporate goals. In such evaluation, the Compensation Committee periodically reviews and analyzes executive officer compensation provided by other companies in our industry.

Our overall compensation philosophy in recent years has been to pay our executive officers an annual base salary that was at approximately the median level relative to a selected “peer” group of companies or based on other competitive information and to provide opportunities, through cash and equity incentives, to provide higher compensation if we satisfied certain key performance goals. In 2011, the Compensation Committee decided to not increase base salaries for executive officers and to rely more on cash incentive compensation and stock-based incentives to encourage superior performance. The main principles of our compensation strategy include the following:

•	Compensation decisions are driven by a pay-for-performance philosophy;

•	Compensation should reflect individual and corporate performance; and

•	Target annual compensation at or below the median, and allow for above-median compensation to be earned through an executive officer’s and the company’s extraordinary performance.

As part of the process for setting executive compensation, our Chief Executive Officer provides the Compensation Committee with his performance assessments of the company and our executive officers. He also recommends to the Compensation Committee base salaries, cash incentive opportunities, cash incentive awards and stock-based compensation for executive officers other than himself. The Compensation Committee can accept, reject or modify such recommendations in its discretion. The Compensation Committee also considers the recommendations and views of its independent consultant, peer company data, Southern California and national industry compensation surveys, and factors such as the past, current and expected contributions of each executive officer, our corporate performance, global economic conditions, the mix of compensation that would be most appropriate for each executive officer and the executive officer’s particular responsibilities, experience, level of accountability and decision authority.

While the Compensation Committee meets regularly in executive session, various members of management, including our Chief Executive Officer, and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. Our General Counsel attends meetings of the Compensation Committee as the Secretary. Our Chief Executive Officer is not present during any deliberations or determinations of the Compensation Committee regarding his compensation.

In developing our 2011 executive compensation program, the Compensation Committee considered our success in meeting key pre-established goals and the importance of keeping our executive officers focused on current and future goals that the committee believes will increase stockholder value and improve our stock performance and financial condition.

The Compensation Committee has retained Frederic W. Cook & Co., Inc., as its independent compensation consultant from time to time since 2003 to advise it regarding compensation matters, including our compensation programs for directors and executive officers. The Compensation Committee retained such consultant near the end of 2010 to assist in reviewing (i) the competitiveness and structure of the compensation program for our executive officers and (ii) recent legislative and regulatory changes and governance trends affecting executive compensation. The Compensation Committee again retained this consultant (i) in the early part of 2011 to assist in reviewing non-employee director compensation and (ii) near the end of 2011 to assist in reviewing the competitiveness and structure of the compensation program for our executive officers.

For 2011 compensation decisions, the Compensation Committee used proprietary survey data, instead of a specific peer group, provided by its compensation consultant of drug development companies with market capitalizations ranging from $150.0 million to $730.0 million, and with a median market capitalization of $335.0 million. The specific companies in the consultant’s survey were not shared with the Compensation Committee. As discussed below, the Compensation Committee also used other competitive information, including industry compensation surveys.

Clawback Policy

In December 2011, our Board of Directors adopted a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former executive officer of any incentive-based compensation that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations shall apply.

Elements of Our Compensation Program

1. Base Salary

Our general philosophy and practice has been to target annual base salaries to be at approximately the market median of similar companies for executive officers having similar responsibilities, but the salary for any particular executive officer may be higher or lower than the market median depending on such factors as the individual’s overall mix of base salary, performance-based cash incentives and stock-based compensation, the individual’s historical base salary, the individual’s experience and background, the individual’s past performance and expected future contribution, the movement of base salaries in the marketplace, and our corporate performance during the prior year. The purpose of base salary is to provide fixed compensation to attract and retain an employee with the qualifications desired for the particular position.

As set forth in the below “Summary Compensation Table,” for 2011, the Compensation Committee determined to not raise the base salaries of our Named Executive Officers. In making this determination, the Compensation Committee reviewed a San Diego BEDC Compensation & Benefits Survey and a Radford Global Life Sciences Survey and relied in part on its compensation consultant’s proprietary survey data of drug development companies with similar market capitalizations. The Compensation Committee also considered its compensation consultant’s views and our overall corporate performance, stock performance, financial condition, and Chief Executive Officer’s recommendation to not increase the base salaries of our executive officers. The

Compensation Committee’s rationale for not raising base salaries for 2011 was to continue to place more emphasis on cash incentives and stock-based compensation to more closely link executive compensation to corporate and individual performance, including as measured against pre-established goals. For similar reasons, the Compensation Committee has not increased the base salaries of any of our executive officers since early 2009.

2. Performance-based cash incentives

In early 2011, the Compensation Committee approved an annual incentive plan, or Annual Incentive Plan, for potential incentive awards for 2011, and all of our executive officers participated in this cash incentive plan. Under the Annual Incentive Plan, each participant was assigned an incentive target that was expressed as a percentage of annual base salary, and the participant’s actual incentive award would be based on the level of achievement of pre-established corporate and, for participants other than our Chief Executive Officer, individual goals, the quality of such achievement and the relative weighting of the goals. All participants had the same corporate goals, which we believed would align the interests of our executive officers with one another and with our stockholders. Corporate and individual goals were intended to reflect a mix of short- and long-term performance objectives, and the relative weighting of the goals was intended to reflect our corporate priorities. The corporate and individual goals were approved by the Compensation Committee after taking into account the views and recommendations of other members of our Board of Directors, including our Chief Executive Officer.

The Compensation Committee assigned Mr. Hoffman individual goals before he resigned in March 2011. When Mr. Hoffman rejoined us as an employee in August 2011, the Compensation Committee again made Mr. Hoffman a participant under the Annual Incentive Plan, but on a prorated basis and with his incentive award being determined based only on the achievement of our 2011 corporate goals.

The following table lists our Named Executive Officers, their incentive targets under the Annual Incentive Plan expressed as a percentage of their annual base salaries, and the relative weighting assigned to corporate and individual goals:

		Relative Weighting
Named Executive Officer	Incentive Target	Corporate Goals	Individual Goals
Jack Lief	55%	100%	Not applicable
Robert E. Hoffman	40%	100%	Not applicable
Dominic P. Behan, Ph.D.	40%	60%	40%
William R. Shanahan, Jr., M.D., J.D.	40%	60%	40%
Steven W. Spector, J.D.	40%	60%	40%

For the Annual Incentive Plan, the Compensation Committee retained the incentive targets and relative weightings with respect to our Named Executive Officers that were included in the similar annual incentive plan the Compensation Committee used in determining incentive awards for 2010, except that the committee determined to base Mr. Lief’s incentive award on only the achievement of 2011 corporate goals and to modify Dr. Shanahan’s relative weighting to match the relative weightings of the other participants with individual goals. In determining such incentive targets and relative weightings, the Compensation Committee considered its compensation consultant’s views, market data and individual performance and contribution. The weighting of corporate versus individual goals was intended to reflect the participants’ responsibilities for their individual areas and the company-wide functions. Mr. Lief’s goals were weighted entirely to the corporate goals due to his role in overseeing our company-wide functions as our President and Chief Executive Officer. Our other Named Executive Officers’ goals were weighted more heavily to the corporate goals than to individual goals as their responsibilities involved company-wide functions more than any individual area and to more closely tie their compensation to corporate achievements. As described above, Mr. Hoffman was not assigned individual goals when he rejoined us as an employee in August 2011.

Corporate Goals

Our 2011 corporate goals and the weighting and achievement of such goals are described as follows:

Corporate Goals	Weighting	Achievement
Complete studies and analyses to resubmit the lorcaserin NDA	40%	40%
File for lorcaserin approval in European Union or a major country other than the United States	5%	0%
Establish new collaboration	15%	0%
End 2011 with cash balance consistent with our plan and budget	12.5%	0%
Manage expenditures consistent with our plan and budget	2.5%	2.5%
Additional development progress	15%	7.5%
Advancement of research and preclinical programs	10%	10%

Total	100%	60%

In determining the achievement of our 2011 corporate goals, the Compensation Committee considered (i) our completion of studies and analyses for the resubmission of our NDA for lorcaserin to the FDA; (ii) our not achieving the goal to file in 2011 for lorcaserin approval in the European Union or in a major country other than the United States; (iii) our not achieving the goal of establishing a new collaboration in 2011; (iv) our not ending 2011 with a cash balance at least equal to the plan approved by our Board of Directors; (v) our favorable management of expenditures in line with such plan; (vi) our progress in our development programs, including our completion of a Phase 1 clinical trial of APD811 (an internally discovered, orally available agonist of the prostacyclin receptor intended for the treatment of pulmonary arterial hypertension), and our not achieving in 2011 the goal to file an investigational new drug, or IND, application with the FDA and begin a clinical trial for APD334 (an internally discovered, orally available agonist of the S1P1 receptor intended for the treatment of a number of conditions related to autoimmune diseases, including multiple sclerosis); and (vii) our advancement of research and preclinical programs, including our program on APD371 (an internally discovered, orally available agonist of the cannabinoid receptor 2 intended for the treatment of pain).

Individual Goals

Our 2011 goals for Drs. Behan and Shanahan and Mr. Spector and the weighting and achievement of such goals are described as follows:

Dr. Behan’s Goals	Weighting	Achievement
Complete studies and analyses to resubmit the lorcaserin NDA	45%	45%
Establish new collaboration or other licensing arrangement	35%	0%
Advancement of earlier-stage research and preclinical programs	20%	20%

Total	100%	65%

In determining the achievement of Dr. Behan’s 2011 individual goals, the Compensation Committee considered (i) Dr. Behan’s contribution to our completion of studies and analyses for the resubmission of our NDA for lorcaserin to the FDA; (ii) our not achieving the goal of establishing a new collaboration or other licensing arrangement in 2011; and (iii) our advancement of research and preclinical programs, including our program on APD371.

Dr. Shanahan’s Goals	Weighting	Achievement
Complete studies and analyses to resubmit the lorcaserin NDA	70%	70%
File for lorcaserin approval in European Union or a major country other than the United States	5%	0%
Additional development progress	12.5%	12.5%
Progress with our other earlier-stage research, preclinical and clinical programs	12.5%	0%

Total	100%	82.5%

In determining the achievement of Dr. Shanahan’s 2011 individual goals, the Compensation Committee considered (i) Dr. Shanahan’s contribution to our completion of studies and analyses for the resubmission of our NDA for lorcaserin to the FDA; (ii) our not achieving the goal to file in 2011 for lorcaserin approval in the European Union or in a major country other than the United States; (iii) our completion of a Phase 1 clinical trial of APD811; and (iv) our not achieving in 2011 the goal to file an IND and initiate a clinical trial for APD334.

Mr. Spector’s Goals	Weighting	Achievement
Legal support relating to filing regulatory submissions	20%	20%
Strategy and discussions relating to establishing new collaborations	25%	25%
Financing activities	25%	25%
Cost containment, operations and conflict management	20%	20%
Development and implementation of corporate strategy	10%	10%

Total	100%	100%

In determining that Mr. Spector achieved all of his 2011 individual goals, the Compensation Committee considered Mr. Spector’s support or activities with regard to (i) activities and preparations facilitating regulatory submissions; (ii) collaborative efforts and preparations; (iii) our financing activities and related preparations; (iv) employee matters and conflict management; and (v) the continued development and implementation of our corporate strategy related to potential commercialization activities.

Difficulty of Goal Achievement and Actual Payments under Annual Incentive Plan

The threshold level of aggregate goal achievement under the Annual Incentive Plan for each executive officer was 50%, below which no incentive award would be paid to the executive officer. This threshold was established to ensure that no awards would be paid if the results achieved were significantly below the incentive target. The Compensation Committee sets goals that it believes will be difficult for our executive officers to fully achieve. Consequently, achieving the target was only expected to occur if both corporate and individual performances against goals were high. By way of comparison and to illustrate the level of difficulty of goal achievement, the following tables provide the level of achievement for corporate goals and the individual goals of our Named Executive Officers for 2009 and 2010:

	Level of Goal Achievement
	2010	2009
Corporate Goals	70%	87.5%

Individual Goals	Level of Goal Achievement
	2010	2009
Jack Lief	100%	100%
Robert E. Hoffman	90%	100%
Dominic P. Behan, Ph.D.	100%	70%
William R. Shanahan, Jr., M.D., J.D.	70%	100%
Steven W. Spector, J.D.	100%	100%

For 2011, each of our Named Executive Officers achieved more than the threshold percentage of goals under the Annual Incentive Plan, but received less than the target incentive award.

In determining cash incentive awards for 2011, the Compensation Committee sought to balance, among other things, their desire to reward the achievement of certain of our 2011 goals, including our highest priority goal relating to the resubmission of the lorcaserin NDA, and to retain and motivate our Named Executive Officers, on the one hand, and our stock performance and our financial condition, on the other hand. Considering the level of goal achievement, the quality of such achievement and the relative weighting of the goals, in early 2012, the Compensation Committee determined to pay all of our Named Executive Officers other than Dr. Behan cash incentive awards that were calculated based on the percentage of goal achievement. Considering the high quality of Dr. Behan’s goal achievement, the Compensation Committee determined to pay Dr. Behan a cash incentive award of $114,000, which was higher than the $99,200 he would have received if his award was calculated based on only the percentage of goal achievement. Mr. Hoffman’s cash incentive award was calculated based on only the percentage of goal achievement, but prorated lower to $27,005 based on the date he rejoined us as an employee in August 2011.

The below “Grants of Plan-Based Awards” table shows the threshold, target and maximum incentives that could have been earned under the Annual Incentive Plan, and the awards earned are included in the below “Summary Compensation Table.”

3. Stock-based compensation

We believe that equity grants provide our executive officers with the opportunity to share in increases, if any, in the value of our common stock and encourage their ownership in our company. We believe that equity grants reinforce a long-term interest in our corporate performance and directly motivate our executive officers to maximize long-term stockholder value. The equity grants also utilize vesting and, in the case of stock options, exercisability periods that encourage executive officers to continue working for us.

Stock Options

For 2011, the Compensation Committee granted our executive officers stock options, which are intended to foster the long-term perspective we believe is necessary for continued success. Stock options are valuable if the stock price increases after grant, which the Compensation Committee views as being aligned with our development stage. In determining the size and types of equity grants to executive officers, the Compensation Committee considered, among other things, comparative industry data provided by its compensation consultant, our outstanding shares at the time of grant, the number and type of equity awards granted to such individuals in prior years, the equity available under our long-term incentive plan and desirable run rate and aggregate usage in the future, each executive officer’s ownership in our company, our corporate performance, each executive officer’s individual performance, role and responsibilities, the consequences of granting equity in light of the requirements to expense, for financial reporting purposes, the value of equity grants and the tax efficiency of various award types.

The Compensation Committee exercises discretion in determining the information it considers, as well as any weighting of particular information, in determining the equity awards. The determination of equity awards is made by the Compensation Committee after evaluating the information and areas of consideration described above in their totality.

The Compensation Committee’s overall objective in granting stock options to our Named Executive Officers in 2011 was to increase the significance of equity awards and to place the Named Executive Officers’ aggregate equity grants at around the median of the stock-based incentive award levels in the Compensation Committee’s compensation consultant’s proprietary survey data of drug development companies. Each of the individual awards corresponds with slightly above the median, except for Mr. Lief’s grant, which was significantly lower than the median. Due to our stock performance at the time of the grants and consistent with our pay-for-performance philosophy, the number of options Mr. Lief received in 2011 was based on a formula that was designed to (absent outstanding performance and Mr. Lief receiving a cash incentive award for 2011) keep his overall 2011 compensation lower than his overall 2010 compensation.

The following table sets forth the number of stock options granted to our Named Executive Officers in 2010 and 2011:

	Shares Subject to Stock Options Granted in
Named Executive Officer	2011	2010
Jack Lief	300,000	144,750
Robert E. Hoffman	200,000	65,000
Dominic P. Behan, Ph.D.	300,000	100,000
William R. Shanahan, Jr., M.D., J.D.	200,000	65,000
Steven W. Spector, J.D.	300,000	100,000

The exercise prices of our stock options are set at the closing price of our common stock on the date of grant as reported on the NASDAQ Global Select Market (or if there is no closing price on such date, on the last preceding date on which a closing price was reported). Stock options granted to employees under the 2009 LTIP generally vest 25% per year over four years after the date of grant and, once vested, are exercisable for up to 10 years from the date of grant. We believe that the vesting restrictions help retain executive officers and that the ability to exercise options up to 10 years from the grant date provides incentive for our executive officers to execute on our long-term business plan.

We generally make stock option grants to continuing employees, including executive officers, on an annual basis. Our policy is to make such grants three trading days after our announcement of financial results for the prior year. In addition, we generally make an initial stock option grant to new employees on a preset day in the month following the employee’s date of hire.

All grants to executive officers require the approval of the Compensation Committee. The Compensation Committee may delegate authority to grant options to a committee of one or more members of our Board of Directors or one or more of our executive officers or a committee of our executive officers. The Compensation

Committee has delegated to Mr. Lief the authority to grant up to an aggregate of 120,000 stock options to non-executive employees and consultants each quarter. It is the Compensation Committee’s policy for Mr. Lief to report to it any such stock option grants at its next regularly scheduled committee meeting following such grants.

2007 Performance-based Restricted Stock Unit Awards – Expired in February 2012

For 2007, in addition to stock options, the Compensation Committee granted performance-based restricted stock unit awards to our Named Executive Officers and other employees, which provided employees until February 26, 2012, to achieve four specific drug development and strategic performance goals. None of these drug development and strategic performance goals was achieved by February 26, 2012, and, consequently, all of the then remaining awards expired without any vesting.

4. Other Benefits and Post-Termination Compensation

All of our executive officers, as well as our other regular, full-time US employees, are eligible for a variety of health and welfare and paid time-off benefits. We believe that competitive health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

401(k) Plan and Company Match

Our US employees are eligible to participate in our 401(k) plan beginning on their hire date. Employees may make pre-tax or after-tax (Roth) contributions of up to 50% of gross cash compensation into the plan, up to the annual limit under the Code. Subject to limits under the Code, we match 100% of each of the employee’s contributions, up to a maximum match of 6% of the employee’s gross cash compensation. This match vests over a five-year period from the individual’s date of hire.

Life and Disability Coverage

We provide all regular, full-time US employees with a life insurance policy equal to four times the employee’s annual base salary, up to a maximum coverage of $500,000. Such employees are also covered by short- and long-term disability plans that coordinate with the California State Disability plan.

Perquisites and Other Benefits

We did not provide any of our Named Executive Officers or other senior members of management with perquisites in 2011 that exceeded $10,000 in the aggregate for any person, and do not expect to do so in 2012.

Post-Termination Compensation

We have entered into Termination Protection Agreements and have a Severance Benefit Plan that may require us to provide compensation and benefits to certain of our executive officers. The agreements and the plan are summarized below, and more details regarding such agreements and plan, including potential payouts, are provided below under “Potential Post-Employment Payments Table.”

Termination Protection Agreements.    We entered into Termination Protection Agreements because we determined that it was appropriate to provide certain of our executive officers severance compensation in the event of a “double trigger” in which there is a change in control and the executive officer’s employment is terminated under certain circumstances. These agreements are intended to promote the ability of our executive officers to keep focused on corporate interests and to act in the best interests of our stockholders even though their employment could be terminated as a result of the change in control. As a condition to receiving benefits under the Termination Protection Agreements, the applicable executive officer must execute a waiver and release of claims in our favor. Messrs. Lief and Spector and Dr. Behan are parties to the termination protection agreements.

Severance Benefit Plan.    We also maintain a Severance Benefit Plan for our executive officers. Separation benefits are payable if the executive officer’s employment is terminated under certain circumstances and are intended to keep our executive officers focused on corporate interests while employed and to ease the consequences to an executive officer of a termination of employment. The advantages to us also include our receipt of a waiver and release of claims, which the separated executive officer must provide to us as a condition to receiving benefits. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under the Termination Protection Agreements or any other agreement, policy, plan, program or arrangement. All of our Named Executive Officers are participants under the Severance Benefit Plan.

Tax Considerations

We intend that all incentive payments be deductible for tax purposes unless it would undermine our ability to meet our primary compensation objectives. We also take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code, which we consider in determining compensation, including the following:

Section 162(m).    We consider the potential impact of Section 162(m) of the Code, which denies a Federal income tax deduction for any individual compensation exceeding $1,000,000 in any taxable year for the chief executive officer and the three highest compensated executive officers other than the chief executive officer and chief financial officer. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other requirements. Based on these requirements, we attempt to limit the impact Section 162(m) will have on our ability to deduct compensation, but in appropriate circumstances we will pay compensation that is not deductible under Section 162(m) if necessary and in the best interests of our stockholders.

Sections 280G and 4999.    Any payment or benefit provided under our Termination Protection Agreements or our Severance Benefit Plan in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K (where it shall be deemed to be “furnished”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee, comprised of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Donald D. Belcher

Scott H. Bice

Tina S. Nova, Ph.D.

Randall E. Woods

Summary Compensation Table for Fiscal Years Ended December 31, 2011, 2010 and 2009

The following table summarizes the total compensation of our Named Executive Officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Jack Lief	2011	$690,000	$321,570	$227,700	$15,315	$1,254,585
President, Chief Executive	2010	690,000	298,301	190,000	15,150	1,193,451
Officer and Chairman of the Board	2009	688,788	516,132	343,922	15,150	1,563,992

Robert E. Hoffman	2011	180,898	226,680	27,005	54,751 (5)	489,334
Vice President, Finance	2010	327,000	133,952	94,176	15,150	570,278
and Chief Financial Officer	2009	325,364	100,359	120,990	15,150	561,863

Dominic P. Behan, Ph.D.	2011	400,000	321,570	114,000	15,315	850,885
Executive Vice President, Chief	2010	400,000	206,080	121,600	15,150	742,830
Scientific Officer and Director	2009	399,333	172,044	128,800	15,150	715,327

William R. Shanahan, Jr., M.D., J.D.	2011	357,000	214,380	98,532	15,315	685,227
Senior Vice President and Chief	2010	357,000	133,952	92,820	15,150	598,922
Medical Officer	2009	356,333	114,696	133,875	15,150	620,054

Steven W. Spector, J.D.	2011	375,000	321,570	114,000	15,315	825,885
Executive Vice President, General	2010	375,000	206,080	114,000	15,150	710,230
Counsel and Secretary	2009	374,394	172,044	138,750	15,150	700,338

(1)	In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our Named Executive Officers that are available generally to all of our regular, full-time employees, except as described in footnote 4 in this table. This table also does not include any perquisites and other personal benefits received by our Named Executive Officers that, in the aggregate, were less than $10,000 for any officer. Amounts earned but deferred at the election of our Named Executive Officer pursuant to our 401(k) plan are included in the “salary” column.

(2)	Represents the aggregate grant date fair value of options granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation,” formerly SFAS 123R. For the relevant assumptions used in determining these amounts, refer to Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2012.

(3)	Represents cash awards earned pursuant to our annual incentive plans for 2011, 2010 and 2009, as further described below in the “Grants of Plan-Based Awards” table and the above “Compensation Discussion and Analysis.” For all years presented, cash awards earned were paid in the subsequent fiscal year.

(4)	Represents matching contributions to our 401(k) plan made on behalf of our Named Executive Officers and group-term life insurance premiums paid by us for our Named Executive Officers.

(5)	Mr. Hoffman resigned in March 2011 and rejoined us in August 2011 with the same annual base salary of $327,000 that was in effect prior to his departure. In addition to items noted in footnote 4 above, “all other compensation” reflects that we paid Mr. Hoffman $37,049 for accrued paid time off upon his resignation and $1,950 for consulting fees after his resignation in 2011. Mr. Hoffman also earned $437 in stock compensation in 2011 related to his sale of shares purchased under the 2009 ESPP.

Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2011

The following table provides information on estimated future payouts under non-equity incentive plans and stock options granted to our Named Executive Officers during the fiscal year ended December 31, 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Approval Date (2)	Threshold ($)	Target ($)	Maximum ($)
Jack Lief	—	—	$189,750	$379,500	$474,375	—	$—	$—
	3/15/11	1/24/11	—	—	—	300,000	1.49	321,570
Robert E. Hoffman	—	—	22,398	44,795	55,994	—	—	—
	9/15/11	7/23/11	—	—	—	200,000	1.48	226,680
Dominic P. Behan, Ph.D.	—	—	80,000	160,000	200,000	—	—	—
	3/15/11	1/24/11	—	—	—	300,000	1.49	321,570
William R. Shanahan, Jr., M.D., J.D.	—	—	71,400	142,800	178,500	—	—	—
	3/15/11	1/24/11	—	—	—	200,000	1.49	214,380
Steven W. Spector, J.D.	—	—	75,000	150,000	187,500	—	—	—
	3/15/11	1/24/11	—	—	—	300,000	1.49	321,570

(1)	Our Annual Incentive Plan for 2011 was our only non-equity incentive plan in 2011. The amounts shown in the “threshold” column reflect the minimum payment level under our 2011 Annual Incentive Plan, which is 50% of the amount shown in the “target” column. The amounts shown in the “maximum” column are 125% of the respective target amounts. These amounts are based on each Named Executive Officer’s 2011 annual base salary.

(2)	We generally make stock option grants to continuing employees, including executive officers, on an annual basis. Our policy is to make such grants three trading days after our announcement of financial results for the prior year. Our Compensation Committee approves such grants in a meeting that precedes the grant date, and, in the case of these stock option grants for all except Mr. Hoffman, such meeting occurred on January 24, 2011. Our Compensation Committee approved the stock option grant for Mr. Hoffman on July 23, 2011.

(3)	All awards reflected in this column were granted under our 2009 LTIP.

(4)	In all cases, the exercise price of the option awards was equal to the closing market price of our common stock on the grant date as reported on the NASDAQ Global Select Market.

(5)	Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2012.

See “Compensation Discussion and Analysis” above for additional information regarding targets for payment of cash incentives, performance criteria on which cash incentives and the number of option awards were based, and for additional information regarding our grant timing, dating and pricing policies.

All stock options granted to our Named Executive Officers vest 25% per year over four years from the date of grant and, once vested, are exercisable for up to 10 years from the date of grant. All such stock options are incentive stock options to the extent permissible under the Code.

Outstanding Equity Awards at Fiscal Year Ended December 31, 2011

The following table provides information on all stock options and any unvested stock awards held by our Named Executive Officers on December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Jack Lief	170,000	—	$12.25	1/15/12	—	$—
	100,000	—	6.00	1/18/14	—	—
	124,350	—	6.16	1/17/15	—	—
	89,000	—	16.80	1/20/16	—	—
	21,000	—	10.52	7/28/16	—	—
	180,000	—	13.50	2/26/17	—	—
	—	—	—	—	75,000	140,250
	135,000	45,000	6.99	3/3/18	—	—
	90,000	90,000	4.01	3/17/19	—	—
	36,188	108,562	3.25	3/17/20	—	—
	—	300,000	1.49	3/15/21	—	—

Robert E. Hoffman	—	200,000	1.48	9/15/21	—	—

Dominic P. Behan, Ph.D.	85,000	—	12.25	1/15/12	—	—
	33,332	—	6.00	1/18/14	—	—
	33,116	—	6.16	1/17/15	—	—
	40,000	—	16.80	1/20/16	—	—
	10,000	—	10.52	7/28/16	—	—
	60,000	—	13.50	2/26/17	—	—
	—	—	—	—	25,000	46,750
	45,000	15,000	6.99	3/3/18	—	—
	30,000	30,000	4.01	3/17/19	—	—
	25,000	75,000	3.25	3/17/20	—	—
	—	300,000	1.49	3/15/21	—	—

William R. Shanahan, Jr., M.D., J.D.	60,000	—	6.30	4/18/14	—	—
	45,000	—	6.16	1/17/15	—	—
	25,000	—	16.80	1/20/16	—	—
	45,000	—	13.50	2/26/17	—	—
	—	—	—	—	20,000	37,400
	33,750	11,250	6.99	3/3/18	—	—
	20,000	20,000	4.01	3/17/19	—	—
	16,250	48,750	3.25	3/17/20	—	—
	—	200,000	1.49	3/15/21	—	—

Steven W. Spector, J.D.	50,000	—	6.00	1/18/14	—	—
	45,000	—	6.16	1/17/15	—	—
	40,000	—	16.80	1/20/16	—	—
	10,000	—	10.52	7/28/16	—	—
	60,000	—	13.50	2/26/17	—	—
	—	—	—	—	25,000	46,750
	45,000	15,000	6.99	3/3/18	—	—
	30,000	30,000	4.01	3/17/19	—	—
	25,000	75,000	3.25	3/17/20	—	—
	—	300,000	1.49	3/15/21	—	—

(1)	Generally stock options vest 25% per year over four years from the date of grant and, once vested, are exercisable for up to 10 years from the date of grant. The options granted in 2011 were granted under our 2009 LTIP.

(2)

The amounts included in this column represent the number of shares earned upon achievement of the threshold performance goals for the performance-based restricted stock unit awards granted in February 2007, which is the achievement of one of the four milestones, or 25% of the total grant. At December 31, 2011, the Compensation Committee had not determined that we had achieved any of the four goals under the performance-based restricted stock unit awards. All of the outstanding performance-based restricted stock unit awards expired on February 26, 2012, without any vesting.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2011, of $1.87 by the number of stock unit awards set forth in this table.

Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2011

During the fiscal year ended December 31, 2011, none of our Named Executive Officers acquired any shares or realized any value upon either the exercise of stock options or the vesting of stock awards.

Nonqualified Deferred Compensation Table for Fiscal Year Ended December 31, 2011

In 2003, we established a deferred compensation plan for our executive officers, whereby they may elect to defer the shares of restricted stock we have awarded them. Shares deferred in the plan become restricted stock units. This deferral opportunity was established in part to encourage the participants to continue to hold rights to own common stock in the future that may otherwise be sold to satisfy the participant’s tax withholding or other financial obligations upon vesting, and for the purpose of rewarding and incentivizing the participants. Participants can choose to receive distributions under the plan as a lump sum distribution or in installments. A participant’s election to defer restricted stock under the plan is irrevocable, but the participant may modify their election to provide for a later distribution date, add additional shares under the plan or to provide for a different form of distribution. In addition, the plan allows for hardship withdrawals, early withdrawals with a penalty, and withdrawals by beneficiaries following the death of a participant. Also, unless in connection with a change in control, no distributions are permitted under the plan to a participant in any taxable year to the extent such distribution would result in the participant receiving an amount of compensation that cannot be deducted by us pursuant to the limitations imposed on the deduction of certain compensation payments under Section 162(m) of the Code. At December 31, 2011, 79,169 shares of restricted stock were held in the deferred compensation plan, and the following table provides information about the activity in the deferred compensation plan for our Named Executive Officers as of December 31, 2011.

Name	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Jack Lief	—	—	—
Robert E. Hoffman	—	—	—
Dominic P. Behan, Ph.D.	$11,875	—	$148,046
William R. Shanahan, Jr., M.D., J.D.	—	—	—
Steven W. Spector, J.D.	—	—	—

(1)	Any earnings in the last fiscal year represent a change in the closing market price of our common stock. Neither the company nor any of the Named Executive Officers made additional contributions to the deferred compensation plan in 2011. Accordingly, the amounts included in this column are not included in the above “Summary Compensation Table.”

(2)	Aggregate balance at last fiscal year-end was computed by multiplying the closing market price of our common stock on December 31, 2011, of $1.87 by the number of shares issuable under the deferred compensation plan.

Potential Post-Employment Payments Table as of Fiscal Year Ended December 31, 2011

As described below, Messrs. Lief and Spector and Dr. Behan are each a party to a Termination Protection Agreement, dated December 20, 2002, as amended, and all of our Named Executive Officers are participants under the Severance Benefit Plan we established in 2006. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under the Termination Protection Agreements or any other agreement, policy, plan, program or arrangement. The severance and other benefits payable in connection with a change in control are due only in the event of a “double trigger” in which there is a change in control and the executive officer’s employment is terminated under certain circumstances.

Termination Protection Agreements

Messrs. Lief and Spector and Dr. Behan are each a party to a Termination Protection Agreement. Under the Termination Protection Agreements, if the participating executive officer is terminated without cause or resigns for good reason (as defined in the agreement) within two years following a change of control or if the executive officer is terminated within one year prior to a change in control in anticipation of the change in control, we are required to provide such executive officer (i) a payment equal to the executive officer’s annual compensation, (ii) continuation of health insurance coverage until the second anniversary of the executive officer’s termination, (iii) accelerated vesting of all outstanding unvested stock options and restricted shares, with any stock options remaining exercisable until as late as the first anniversary of the executive officer’s termination, and (iv) continuation of our indemnification obligations until at least the sixth anniversary of the executive officer’s termination. The cash severance benefits are equal to (i) the executive officer’s annual rate of base salary in effect on the date of the change in control or the termination date, whichever is higher, and (ii) any bonus paid or payable to the executive officer for the year preceding the change in control or the termination date, whichever is higher. Following our receipt of an effective waiver and release of claims, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following the executive officer’s termination or (ii) following the executive officer’s termination, the executive officer’s death.

Severance Benefit Plan

The Severance Benefit Plan provides Messrs. Lief, Hoffman and Spector and Drs. Behan and Shanahan severance benefits upon involuntary termination without cause or voluntary termination with good reason (as defined in the plan). In contrast to the Termination Protection Agreements, the Severance Benefit Plan applies to qualifying terminations regardless of whether there has been a change in control. The benefits under the Severance Benefit Plan include cash severance benefits, continuation of health insurance coverage for the severance period, acceleration of stock options and awards that would otherwise have vested through the end of the severance period, and continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement or (ii) the number of months equal to the severance period (but not beyond the original contractual life of the option). The cash severance benefits are equal to the number of months in the executive officer’s severance period multiplied by the executive officer’s monthly base salary in effect immediately prior to the termination plus one-twelfth of the greater of (i) the average of the three annual bonuses we paid to the executive officer prior to his termination and (ii) the last annual bonus paid to the executive officer prior to termination. Following our receipt of an effective waiver and release of claims and return of company property, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following the executive officer’s termination or (ii) following the executive officer’s termination, the executive officer’s death.

At December 31, 2011, which is the assumed date of the triggering event for the following table, the severance period was 18 months for Mr. Lief and 12 months for the other included executive officers. In February 2012, the Severance Benefit Plan was amended to set the severance period at 18 months for Dr. Behan and Mr. Spector in connection with their promotions to executive vice presidents. The severance periods for the other participants remained unchanged.

Potential Payable Upon Termination or Resignation for Good Reason

In accordance with SEC rules, the below table provides information on the amounts payable upon termination of our Named Executive Officers, giving effect to the February 2012 amendment to Dr. Behan’s and Mr. Spector’s severance periods under the Severance Benefit Plan and assuming the triggering event (which would be the participants’ separations) took place on December 31, 2011. Information on certain tax implications of post-termination payments is included above under “Tax Considerations.”

	Potential Payable Upon Termination Without Cause or Resignation for Good Reason
Name and Benefit	Without a Change of Control (1)	With a Change of Control (1)
Jack Lief
Salary	$1,035,000	$1,035,000
Bonus	416,961	416,961
Benefit continuation	25,474	33,965
Accelerated vesting of RSUs (2)	—	—
Accelerated vesting of stock options (3)	57,000	114,000

Total	1,534,435	1,599,926

Robert E. Hoffman
Salary	327,000	327,000
Bonus	103,389	103,389
Benefit continuation	23,974	23,974
Accelerated vesting of RSUs (2)	—	—
Accelerated vesting of stock options (3)	19,500	19,500

Total	473,863	473,863

Dominic P. Behan, Ph.D.
Salary	600,000	600,000
Bonus	187,700	187,700
Benefit continuation	35,960	47,947
Accelerated vesting of RSUs (2)	—	—
Accelerated vesting of stock options (3)	57,000	114,000

Total	880,660	949,647

William R. Shanahan, Jr., M.D., J.D.
Salary	357,000	357,000
Bonus	107,232	107,232
Benefit continuation	23,974	23,974
Accelerated vesting of RSUs (2)	—	—
Accelerated vesting of stock options (3)	19,000	19,000

Total	507,206	507,206

Steven W. Spector, J.D.
Salary	562,500	562,500
Bonus	188,875	188,875
Benefit continuation	35,960	47,947
Accelerated vesting of RSUs (2)	—	—
Accelerated vesting of stock options (3)	57,000	114,000

Total	844,335	913,322

(1)	For purposes of this table, “change of control” means a change of control that triggers payments under the Termination Protection Agreement.

(2)	No accelerated vesting of performance-based restricted stock unit awards, or RSUs, is included since none of the performance goals were achieved on December 31, 2011, which is when the triggering event was assumed to take place.

(3)	Computed by multiplying the difference between the closing market price of our common stock on December 31, 2011, of $1.87 and the exercise price of each stock option vested as a result of the termination by the number of accelerated stock options.

Director Compensation

2011 Compensation Changes

As described below, the Compensation Committee approved a new compensation program for our non-employee directors effective in June 2011. In designing the new program, the Compensation Committee considered the recommendations and views of its independent compensation consultant, Frederic W. Cook & Co., Inc., including with regard to the competitiveness of the program as compared to a peer group of companies. The Compensation Committee selected the peer group in consultation with its compensation consultant and other members of our Board of Directors, including our Chief Executive Officer, and taking into account our and the selected companies’ development stages and market capitalizations. The peers had a range of market capitalization of between $89.0 million and $934.0 million, with a median market capitalization of $336.0 million. This peer group consisted of the following companies: AMAG Pharmaceuticals, Inc., Dyax Corp., Enzo Biochem, Inc., Enzon Pharmaceuticals, Inc., Geron Corporation, Infinity Pharmaceuticals, Inc., Isis Pharmaceuticals, Inc., Lexicon Pharmaceuticals, Inc., The Medicines Company, Neurocrine Biosciences, Inc., Nabi Biopharmaceuticals, Orexigen Therapeutics, Inc., Progenics Pharmaceuticals, Inc., VIVUS, Inc., Vical Incorporated and XOMA Ltd.

2011 Compensation Overview

Directors who are also employees do not receive additional compensation for serving as a director. In addition to the payments discussed below, our Board of Directors and the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is also entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business.

Stock options granted to directors are 10-year options with an exercise price equal to the fair market value of our common stock on the grant date. “Fair market value” on the grant date means the per share closing price of our common stock as reported on the NASDAQ Global Select Market on the grant date or, if there was no reported closing price on such date, on the last preceding date on which the closing price was reported. Except in the case of a director’s death or disability, unvested stock options terminate when the director ceases to be a director. Unless earlier terminated or expired, vested stock options terminate three years after the director ceases to be a director (or, if applicable, an employee) for any reason other than the director’s death or disability. In the event of a director’s death or disability, the director’s stock options become fully vested and, unless earlier terminated or expired, terminate three years after the date of the director’s death or disability, as applicable.

Following was the compensation program for our non-employee directors for fiscal year 2011 until June 2011:

Equity:

•	New Directors: 18,000 options to purchase shares of our common stock, vesting in equal annual installments over two years.

•	Ongoing Directors: 12,000 options to purchase shares of our common stock, vesting in equal monthly installments over one year.

New director grants were made on the 15th day of the month following the month of the director’s appointment or election to our Board of Directors and the annual grants were made to ongoing directors three trading days after our announcement of our prior year’s financial results. For directors that did not serve for the full fiscal year preceding an annual grant, the grant was prorated based on the number of months such director served as a director in the prior year, if any.

Cash:

•

Retainer: $20,000 annually, paid quarterly, subject to continuing service as a director. Prior to the beginning of any calendar year or, in the case of a new director, to the extent permitted, prior to joining our Board of Directors, each director could irrevocably elect to take 25%, 50%, 75% or 100% of his or her retainer, or, in the case of a new director, his or her prorated retainer, in stock options to purchase a number of shares of stock determined by dividing three times the retainer amount elected by the fair market value of our common stock on the grant date, rounded to the nearest whole share. Such options were granted to ongoing directors three trading days after our announcement of our prior year’s financial results and to new directors on the 15th day of the month following the month of the director’s appointment or election to our Board of Directors. The options are 10-year options with an exercise price equal to the fair market value of our common stock on the grant date, vesting in approximately equal monthly installments over one year. Any portion of the retainer not converted into options (as described above) was paid on the applicable quarterly retainer payment dates.

If a director joined our Board of Directors after the first quarter of a calendar year, such directors’ retainer for that calendar year was reduced pro rata on a quarterly basis.

•	Meeting attendance fees:

•	General:

•	In-Person: $1,000

•	Telephonic: $500

•	Exceptions:

•	Audit Chair Meeting Attendance Fee:

•	In-Person: $3,000

•	Telephonic: $1,500

•	Other Chair Meeting Attendance Fee:

•	In-Person: $2,000

•	Telephonic: $1,000

Beginning on June 13, 2011, following is the compensation program for our non-employee directors:

Equity:

•

Continuing directors and new directors elected at our annual stockholders’ meeting: 48,000 options to purchase shares of our common stock. The options are granted effective on the date of the annual stockholders’ meeting, and vest in equal monthly installments over one year from the date of grant. With respect to only our 2011 Annual Meeting of Stockholders, the elected directors shall receive 36,000 (instead of 48,000) options to purchase shares of our common stock.

•	New directors appointed or elected other than at our annual stockholders’ meeting: A prorated amount of the annual 48,000 options to purchase shares of our common stock determined by multiplying the

48,000 annual amount by a fraction, the numerator of which is the number of months until the one-year anniversary of the most recent annual stockholders’ meeting and the denominator of which is 12. For example, if a new director is appointed in January and the prior year’s annual stockholders’ meeting occurred in June, the new director would be granted 5/12th of 48,000 options, or 20,000 options.

The options are granted effective on the most recent annual stockholders’ meeting’s monthly anniversary date following the month of the director’s appointment or election, and vest in equal monthly installments (except as otherwise necessary to avoid vesting of a fractional share) beginning on the grant date and ending on the one-year anniversary of the most recent annual stockholders’ meeting. For example, if a new director is appointed in January and the prior year’s annual stockholders’ meeting occurred on June 13th, the new director would be granted 20,000 options on February 13th, and 4,000 options would vest on the 13th of each of February, March, April, May and June.

Cash:

•

Annual retainer: Beginning with the third quarter of 2011, $7,500 per quarter, subject to continuing service as a director. For 2011, all directors will receive the increase in the annual retainer from the previous annual retainer in cash, and such increase will not impact directors’ elections in late 2010 to receive all or a portion of the previous annual retainer in stock options instead of cash. New directors will receive a prorated amount of the quarterly payment for the quarter within which they are appointed or elected.

•

Additional annual retainer for lead independent director: Beginning with the third quarter of 2011, additional $5,000 per quarter, subject to continuing service as lead independent director. New lead independent directors will receive a prorated amount of the quarterly payment for the quarter within which they are appointed to such position.

•	Meeting attendance fees:

•	General: $1,000

•	Exceptions:

•	Audit Chair Meeting Attendance Fee: $3,000

•	Other Chair Meeting Attendance Fee: $2,000

Director Compensation Table for Fiscal Year Ended December 31, 2011

As described more fully above, the following table summarizes the compensation for our non-employee directors serving during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Donald D. Belcher (3)	$31,500	$88,469	$119,969
Scott H. Bice (4)	50,500	56,097	106,597
Harry F. Hixson, Jr., Ph.D. (5)	20,500	88,469	108,969
Tina S. Nova, Ph.D. (6)	45,500	45,306	90,806
Phillip M. Schneider (7)	37,500	88,469	125,969
Christine A. White, M.D. (8)	41,000	88,469	129,469
Randall E. Woods (9)	29,500	88,469	117,969

(1)	For each director, includes all meeting attendance fees and any cash retainer earned or paid in the fiscal year ended December 31, 2011.

(2)	Represents the aggregate grant date fair value of options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on March 15, 2012.

(3)	Mr. Belcher elected in advance to receive 100% of his annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the annual retainer amount of $20,000 by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 40,268 options granted to Mr. Belcher in 2011 in lieu of cash was $43,163, computed in accordance with FASB ASC Topic 718. Mr. Belcher had a total of 257,753 options outstanding at December 31, 2011. Meeting fees of $7,000 paid to Mr. Belcher in 2011 and included above were earned in 2010.

(4)	Mr. Bice elected in advance to receive 25% of his annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the $5,000 portion of his annual retainer amount by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 10,067 options granted to Mr. Bice in 2011 in lieu of cash was $10,791, computed in accordance with FASB ASC Topic 718. Mr. Bice had a total of 162,680 options outstanding at December 31, 2011. Meeting fees of $8,000 paid to Mr. Bice in 2011 and included above were earned in 2010.

(5)	Dr. Hixson elected in advance to receive 100% of his annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the annual retainer amount of $20,000 by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 40,268 options granted to Dr. Hixson in 2011 in lieu of cash was $43,163, computed in accordance with FASB ASC Topic 718. Dr. Hixson had a total of 257,763 options outstanding at December 31, 2011. Meeting fees of $3,000 paid to Dr. Hixson in 2011 and included above were earned in 2010.

(6)	Dr. Nova had a total of 141,000 options outstanding at December 31, 2011. Meeting fees of $5,000 paid to Dr. Nova in 2011 and included above were earned in 2010.

(7)	Mr. Schneider elected in advance to receive 100% of his annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the annual retainer amount of $20,000 by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 40,268 options granted to Mr. Schneider in 2011 in lieu of cash was $43,163, computed in accordance with FASB ASC Topic 718. Mr. Schneider had a total of 173,277 options outstanding at December 31, 2011. Meeting fees of $8,000 paid to Mr. Schneider in 2011 and included above were earned in 2010.

(8)	Dr. White elected in advance to receive 100% of her annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the annual retainer amount of $20,000 by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 40,268 options granted to Dr. White in 2011 in lieu of cash was $43,163, computed in accordance with FASB ASC Topic 718. Dr. White had a total of 207,721 options outstanding at December 31, 2011. Meeting fees of $6,000 paid to Dr. White in 2011 and included above were earned in 2010.

(9)	Mr. Woods elected in advance to receive 100% of his annual cash retainer for the fiscal year ended December 31, 2011, in stock options determined by dividing three times the annual retainer amount of $20,000 by the fair market value of our common stock, computed at the time the stock options were granted. The grant-date fair value of the 40,268 options granted to Mr. Woods in 2011 in lieu of cash was $43,163, computed in accordance with FASB ASC Topic 718. Mr. Woods had a total of 173,277 options outstanding at December 31, 2011. Meeting fees of $6,000 paid to Mr. Woods in 2011 and included above were earned in 2010.

All stock options granted to non-employee directors in the fiscal year ended December 31, 2011, were granted under our 2009 LTIP, and are 10-year options with an exercise price equal to the closing market price of our common stock on the date of grant, vesting in approximately equal monthly installments over one year.

See “Compensation Discussion and Analysis” above for additional information regarding our grant timing, dating and pricing policies and the discussion above under “Director Compensation” regarding the 2011 compensation for our non-employee directors.

Audit Committee

Audit Committee Report

The material in this report required by Item 407(d)(3) of Regulation S-K is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.

In fulfilling its responsibilities, the Audit Committee appointed KPMG LLP, an independent registered public accounting firm, or KPMG, as our independent auditors for the 2011 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our audited consolidated financial statements and the adequacy of our internal control over financial reporting. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audit, the independent auditors’ evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo1. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. The Audit Committee has also appointed KPMG as our independent auditors for the fiscal year ending December 31, 2012.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Donald D. Belcher

Phillip M. Schneider

Christine A. White, M.D.

Independent Registered Public Accounting Firms

Independent Auditors’ Fees

The following table presents aggregate fees for the fiscal years ended December 31, 2011, and 2010, for professional services rendered by KPMG:

	Fiscal Years Ended December 31,
	2011		2010
Audit Fees	$281,960	(1)	$257,641	(2)
Audit-Related Fees	26,257	(3)	0
Tax Fees	71,600	(4)	112,212	(5)
All Other Fees (6)	0		0

Total	$379,817		$369,853

(1)	Consisted of fees paid for professional services for the integrated audit of our annual financial statements and internal control over financial reporting, and review of financial statements included in our quarterly reports.

(2)	Consisted of fees paid for professional services for the integrated audit of our annual financial statements and internal control over financial reporting, and review of financial statements included in our quarterly reports after our change in auditors.

(3)	Fees were related to review of a registration statement on Form S-3, services provided in conjunction with the statutory audit for our Swiss subsidiary, Arena Pharmaceuticals GmbH, or Arena GmbH, and our subscription to an online accounting research service.

(4)	Fees were primarily related to tax preparation services, services related to Section 382 studies for net operating loss utilization and consultations regarding our transactions with entities affiliated with Deerfield Capital, L.P.

(5)	Fees were primarily related to consultations regarding international tax matters.

(6)	There were no fees billed in either of the years ended December 31, 2011, or 2010, for products or services provided by KPMG other than those disclosed in this table.

The following table presents aggregate fees for the fiscal years ended December 31, 2011, and 2010, for professional services rendered by Ernst & Young LLP, or E&Y, our former independent auditors:

	Fiscal Years Ended December 31,
	2011		2010
Audit Fees	$0		$77,206	(1)
Audit-Related Fees	19,860	(2)	101,725	(3)
Tax Fees	0		0
All Other Fees (4)	0		0

Total	$19,860		$178,931

(1)	Consisted of fees paid for review of financial statements included in our quarterly reports and services in connection with regulatory filings prior to our change in auditors.

(2)	Consisted of fees paid for professional services related to our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	These fees were primarily related to the accounting treatment for the note, warrants and related financial instruments from entities affiliated with Deerfield Capital, L.P. and procedures related to our change in auditors.

(4)	There were no fees billed in either of the years ended December 31, 2011, or 2010, for products or services provided by E&Y other than those disclosed in this table.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit, audit-related and tax fees for 2011 and 2010.

Change in Independent Registered Public Accounting Firms in 2010

On August 25, 2010, the Audit Committee of our Board of Directors approved the dismissal of E&Y as our independent registered public accounting firm. We dismissed E&Y on the same date.

The audit report of E&Y on our consolidated financial statements as of and for the year ended December 31, 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that “[a]s discussed in Note 8 to the consolidated financial statements, the Company changed its method of determining whether equity-linked financial instruments are indexed to the Company’s own stock, with the adoption of the amendments to the FASB Accounting Standards Codification Topic 815-40, Contracts in Entity’s Own Equity, effective January 1, 2009.” The audit report of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2009, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit report of E&Y on our consolidated financial statements as of and for the year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2008, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009, and 2008, and through August 25, 2010, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years.

During the fiscal years ended December 31, 2009, and 2008, and through August 25, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided E&Y with a copy of the above disclosures and, per our request, E&Y provided us with a letter dated August 27, 2010, addressed to the SEC, stating that it is in agreement with the above statements in this section other than the first sentence of the first paragraph, and that it has no basis to agree or disagree with the first sentence of the first paragraph.

On August 25, 2010, the Audit Committee of our Board of Directors engaged KPMG as our independent registered public accounting firm.

During the years ended December 31, 2009, and 2008, and through August 25, 2010, neither we nor anyone on our behalf consulted with KPMG regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Ratification of Independent Auditors (Proposal 6)

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Our Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice.

Stockholders are requested in this Proposal 6 to ratify the appointment of KPMG. To ratify the appointment of KPMG, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect on the outcome.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of our independent auditors, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the stockholders’ best interest.

Representatives of KPMG are expected to be present at our 2012 Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers, our 10% or greater stockholders, and certain other persons to file reports of ownership of our equity securities and changes in such ownership with the SEC and NASDAQ and to furnish us with copies of such reports.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, our executive officers, our 10% or greater stockholders and other persons required to file reports were complied with during the fiscal year ended December 31, 2011.

Stockholder Proposals for the 2013 Annual Meeting

To be considered for inclusion in our proxy statement for next year’s annual meeting, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6166 Nancy Ridge Drive, San Diego, California 92121, no later than the close of business on December 28, 2012. In addition, notice of any stockholder proposal to be presented at next year’s annual meeting of stockholders must be received at our executive offices no later than February 16, 2013, and no earlier than January 27, 2013. The above dates in this section may change under circumstances set forth in our Bylaws or if we amend the relevant provisions in our Bylaws. If we amend our Bylaws, we will file the amended Bylaws with the SEC. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary at the same address.

Notices of intention to present proposals at the 2013 annual meeting of stockholders should be addressed to our Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

A copy of our Annual Report for the 2011 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at our 2012 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

WE WILL MAIL STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH STOCKHOLDERS A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

Our Board of Directors knows of no other business that will be presented for consideration at our 2012 Annual Meeting. If other matters are properly brought before our 2012 Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 27, 2012

By Order of our Board of Directors

Steven W. Spector Executive Vice President, General Counsel and Secretary

APPENDIX A

ARENA PHARMACEUTICALS, INC.

2012 LONG-TERM INCENTIVE PLAN

Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2012 Long-Term Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achieve long-term objectives that will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1. “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.

2.4. “Board” shall mean the board of directors of the Company.

2.5. “Cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines in its sole discretion. Any determination of “cause” for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

2.6. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.

2.8. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.9. “Covered Employee” shall mean an employee of the Company or its Affiliates who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.10. “Director” shall mean a non-employee member of the Board.

2.11. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.12. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.

2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the NASDAQ Stock Market, the closing price on such other principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15. “Incentive Stock Option” shall mean an Option which when granted is intended to be, and qualifies as, as an incentive stock option for purposes of Section 422 of the Code.

2.16. “Limitations” shall have the meaning set forth in Section 10.5.

2.17. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

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2.18. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.19. “Payee” shall have the meaning set forth in Section 13.1.

2.20. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.21. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.23. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.24. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25. “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.26. “Prior Plans” shall mean, collectively, the Company’s Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan, 2002 Equity Compensation Plan, 2006 Long-Term Incentive Plan, as amended, and 2009 Long-Term Incentive Plan. Awards granted under the Prior Plans continue to be governed under the terms of those Prior Plans.

2.27. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.29. “Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.30. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

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2.31. “Shares” shall mean the shares of common stock, $0.0001 par value, of the Company.

2.32. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.33. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.34. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 12.2, a total of 18.0 million Shares shall be authorized for Awards granted under the Plan, as increased if applicable under this Section, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2011 under the Prior Plans and 1.2 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2011 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.2 Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2011 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right, or, after December 31, 2011, an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the

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Stock Appreciation Right on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c) Shares issued under Substitute Awards that qualify for an exemption from the applicable shareholder-approval requirements under NASDAQ Listing Rule 5635(c) or its successor shall not reduce the Shares authorized for grant under the Plan and shall not be subject to the applicable Limitations authorized for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(d) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as 1.2 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock

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Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c) To the extent not inconsistent with applicable law, including the Delaware General Corporation Law, Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not executive officers of the Company (provided that the Committee resolutions regarding such delegation will specify the total number of Shares that may be subject to the Awards granted by such person or persons) and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(d) The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the NASDAQ Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock

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of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.

5.5. Exercise of Options.

(a) Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

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(d) No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.6. Form of Settlement. In its sole discretion, the Committee may provide in the form of Award Agreement that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 18.0 million Shares, subject to adjustment as provided in Section 12.2.

5.8. Extension of Termination Date. Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of an Option following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Option will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Option would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Option as set forth in the applicable Award Agreement.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.

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6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share (x) on the date of grant or (y) if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in exchange for or in conjunction with, but subsequent to, an Option), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2 and (ii) a term not greater than ten (10) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

(e) In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

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(g) No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Stock Appreciation Rights may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.

(h) Extension of Termination Date. Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of a Stock Appreciation Right following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Stock Appreciation Right will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Stock Appreciation Right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Stock Appreciation Right as set forth in the applicable Award Agreement.

7.	RESTRICTED STOCK AWARDS

7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to

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execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that except as otherwise provided in an Award Agreement any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award that vests based on achievement of performance goals shall be (i) accumulated, (ii) subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash, stock or other property has been distributed and (iii) paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

8.	RESTRICTED STOCK UNIT AWARDS

8.1. Grants. Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2. Award Agreements. The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award that vests based on achievement of performance goals shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Units with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

8.3. Payment. Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

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9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Performance Shares that vests based on achievement of performance goals shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the Performance Shares with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be less than 12 months. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Performance Award or an Restricted Stock Unit Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes,

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depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a drug candidate; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relation, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); sales or licenses of the Company’s assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Restricted Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

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10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 12-month period with respect to more than 3,000,000 Shares or (ii) more than 1,000,000 Shares for each 12 months in the vesting period or Performance Period with respect to Restricted Stock Awards, Performance Awards and/or Restricted Stock Unit Awards that are denominated in Shares and are intended to comply with the performance-based exception under Code Section 162(m) (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be granted to any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations (or, in the case of a performance award denominated in cash, to be counted toward the dollar amount in the preceding sentence).

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price.

11.2. Assumption or Substitution of Certain Awards.

(a) To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation

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Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for (or continued) shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (v) all Awards not assumed or substituted for (or continued) shall terminate immediately after the Change in Control.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

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11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(i) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent

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Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(v) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded); provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); or (e) increase the maximum permissible term of the Plan or of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d). The Board may not without the approval of the Company’s stockholders cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award when the option price or grant price per Share exceeds the Fair Market Value of one Share. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

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12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order for no consideration); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on

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Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan. In addition, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Compensation Committee has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

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13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award.

(a) Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

(b) In the event the Participant ceases to be employed by, or provide services to, the Company on account of a termination for Cause by the Company, any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company. In addition, notwithstanding any other provisions of this Section, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, any Awards held by the Participant shall immediately terminate. In the event a Participant’s employment or services is terminated for Cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.

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13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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APPENDIX B

ARENA PHARMACEUTICALS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1. Purpose. The purpose of the Plan is to provide employees of Arena Pharmaceuticals, Inc. (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

The 2009 Employee Stock Purchase Plan became effective as of the Company’s 2009 Annual Stockholders Meeting. This 2009 Employee Stock Purchase Plan, as amended, is effective as of the Company’s 2012 Annual Meeting of the Stockholders.

2. Definitions.

(a) “Authorization Form” shall mean a form established by the Plan Administrator authorizing payroll deductions, as set forth in Section 4, and containing such other terms and conditions as the Company from time to time may determine.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

(d) “Committee” shall mean the committee of members of the Board designated as the Committee in Section 14.

(e) “Common Stock” shall mean the common stock of the Company.

(f) “Company” shall mean Arena Pharmaceuticals, Inc., or any successor by merger or otherwise, and any Designated Subsidiary of the Company.

(g) “Compensation” shall mean all base gross earnings, commissions, overtime, and shift premium before giving effect to any compensation reductions made in connection with plans described in section 401(k) or 125 of the Code, but exclusive of payments for any other compensation.

(h) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Plan, BRL Screening, Inc. shall be deemed to have been designated by the Board as a Designated Subsidiary.

(i) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(j) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(k) “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(l) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) The per share closing price of the Common Stock as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);

(2) If the Common Stock is not then listed on the NASDAQ Stock Market, the per share closing price of the Common Stock on such other principal U.S. national securities exchange on which the Common Stock is listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);

(3) If the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on such date (or, if there is no such sale on such date, then on the last preceding date on which a sale was reported); or

(4) If the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.

(m) “Offering Periods” shall mean the periods established pursuant to Section 4.

(n) “Plan” shall mean this 2009 Employee Stock Purchase Plan, as amended, and as further amended from time to time.

(o) “Plan Administrator” shall mean the Company acting through its authorized officers.

(p) “Purchase Period” shall mean, except as otherwise determined by the Committee, the three (3) month period commencing on the next Trading Day following the preceding Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(q) “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

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(r) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(t) “Trading Day” shall mean a day on which the NASDAQ Stock Market (or such other principal U.S. national securities exchange Common Stock is listed) is open for trading.

3. Eligibility.

(a) All Employees who are employed by the Company at least one (1) day before a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and any parent or subsidiary corporation accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods.

(a) Plan Implementation. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year, or on such other date as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. Offering Periods existing under the Plan immediately prior to the Company’s 2012 Annual Meeting of Stockholders shall continue under the Plan.

(b) Offering Period Duration. Each Offering Period shall be for a period of twenty-four (24) months during which an option granted pursuant to the Plan may be exercised.

(c) Automatic Transfer to Lower Price Offering Period. To the extent permitted by any applicable laws, regulations, rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Stock is listed), if the Fair Market Value of the Common Stock on the Enrollment Date of a new Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the immediately preceding Offering Period, then all participants in the immediately preceding Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date immediately preceding the new Offering Period and automatically re-enrolled in the new Offering Period as of the first day thereof.

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(d) Changes in Offering Period. The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if notice of such change is announced to Employees prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Employee may become a participant in the Plan by completing an Authorization Form and filing it with the Plan Administrator prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her Authorization Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (or such other percentage as may be established by the Board or the Committee from time to time in its sole discretion).

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Plan Administrator a new Authorization Form authorizing a change in payroll deduction rate. The Board or the Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. Any such reduction or increase would be effective beginning with the first Purchase Period that begins no earlier than 5 business days after the Plan Administrator’s receipt of a new Authorization Form from the participant, unless otherwise determined by the Plan Administrator. A participant’s Authorization Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s Authorization Form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

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(e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option. If the participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Common Stock issued to such participant pursuant to the exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the exercise date, such participant shall, within five (5) days of such disposition, notify the Company thereof. In addition, in order to satisfy the requirement to withhold the amount (if any) of federal, state or local taxes that the Company or Subsidiary determines is applicable, the Company and any Subsidiary may deduct such amount from any other compensation payable to the Participant.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than Six Hundred Twenty Five (625) shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board or the Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Board or the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on

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such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocations of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a certificate or uncertificated form.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to Plan Administrator which is received at least ten (10) days prior to the Exercise Date (or such other notice period as may be established by the Plan Administrator from time to time in its sole discretion). All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Plan Administrator a new Authorization Form.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

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13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for future sale under the Plan with respect to Exercise Dates shall be One Million Five Hundred Thousand (1,500,000) shares, effective as of the effective date of the amendment of the Plan (as provided in Section 1).

(b) The participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The “Committee” shall mean the Compensation Committee of the Board, a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or such other committee of members of the Board as delegated by the Board. The Board or the Committee shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee or individual acting on behalf of the Plan Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee and individuals acting on behalf of the Plan Administrator shall be fully indemnified by the Company with respect to any such good faith action, determination or interpretation.

15. Designation of Beneficiary.

(a) A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any shares and cash from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

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16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or rule of the NASDAQ Stock Market or such other principal U.S. national securities exchange Common Stock is listed), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

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(2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(3) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ Stock Market (or any other principal U.S. national securities exchange on which the Common Stock may then be listed), and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. On February 10, 2012, the Board approved the 2009 Employee Stock Purchase Plan, as amended, subject to and effective upon stockholder approval at the Company’s 2012 Annual Meeting of Stockholders. The Plan shall continue in effect until terminated by the Board.

24. Miscellaneous.

(a) Administrative Costs. The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Common Stock directed by Employees).

(b) No Employment Rights. Participation in the Plan shall not give an Employee any right to continue in the employment of the Company, and shall not affect the right of the Company to terminate the Employee’s employment at any time, with or without cause.

(c) Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Employee any of the shares of Common Stock that the Employee acquires under the Plan.

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(d) Internal Revenue Code and ERISA Considerations. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to comply with the requirements of that section of the Code or any successor provision, and the regulations thereunder. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e) Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

(f) Severability of Provisions, Prevailing Law. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. The Plan shall be governed by the laws of the State of California to the extent such laws are not in conflict with, or superseded by, federal law.

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Arena Pharmaceuticals, Inc.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Pacific Time, on June 14, 2012.

Vote by Internet
• Go to www.investorvote.com/ARNA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors recommends a vote “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposals 2 through 6.

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1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Jack Lief	☐	☐	02 - Dominic P. Behan, Ph.D.	☐	☐	03 - Donald D. Belcher	☐	☐
	04 - Scott H. Bice	☐	☐	05 - Harry F. Hixson, Jr., Ph.D.	☐	☐	06 - Tina S. Nova, Ph.D.	☐	☐
	07 - Phillip M. Schneider	☐	☐	08 - Christine A. White, M.D.	☐	☐	09 - Randall E. Woods	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.	☐	☐	☐	3.	To approve the Arena Pharmaceuticals, Inc., 2012 Long-Term Incentive Plan.	☐	☐	☐

4.	To approve the Arena Pharmaceuticals, Inc., 2009 Employee Stock Purchase Plan, as amended.	☐	☐	☐	5.	To approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares from 250.0 million to 375.0 million and the number of authorized shares of common stock from 242.5 million to 367.5 million.	☐	☐	☐
6.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2012.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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01GKRB

‚ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Arena Pharmaceuticals, Inc.	+

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE 2012 ANNUAL MEETING OF STOCKHOLDERS

6154 Nancy Ridge Drive, San Diego, California 92121

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 27, 2012, and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on

April 17, 2012, at the 2012 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6154 Nancy Ridge Drive, San Diego, California 92121, on Friday, June 15, 2012, at 9:00 a.m. Pacific Time, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 6 AND BY THE PROXYHOLDERS AT THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.	+